Exhibit 99.2

ALEXANDRIA®

EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

First Quarter Ended
March 31, 2013

Conference Call Information:
Tuesday, April 30, 2013
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (888) 245-0988 or (913) 312-1513
Confirmation Code: 3766517

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2013 Alexandria Real Estate Equities, Inc.

ALEXANDRIA TECHNOLOGY SQUARE® – CAMBRIDGE

ALEXANDRIA CENTER™ FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA CENTER™ FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

March 31, 2013

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of April 29, 2013, the date this document was first made available on our website, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  Note that certain figures are rounded throughout this document, which may impact footing and/or crossfooting of totals and subtotals.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	i

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

March 31, 2013

The Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade real estate investment trust (“REIT”), is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community.  We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.  For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

Unique Niche Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities, driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry for new landlords, high barriers to exit for client tenants, and limited supply of available space.  They represent highly desirable locations for tenancy by life science entities because of the close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses.  Alexandria’s strategy also includes drawing upon our deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate.  Alexandria was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus.  Alexandria executed its initial public offering in 1997 and received its investment-grade ratings in 2011.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 21 years of real estate experience, including approximately 11 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows.  Investment-grade client tenants represented 46% of Alexandria’s total annualized base rent as of March 31, 2013.  Investment-grade client tenants represented 78% of Alexandria’s top 10 client tenants by annualized base rent as of March 31, 2013.  As of March 31, 2013, our multinational pharmaceutical client tenants represented approximately 26.0% of our annualized base rent, led by Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline plc, Novartis AG, Pfizer Inc., and Roche; revenue-producing life science product and service, medical device, and industrial biotech companies represented approximately 22.4%, led by Illumina, Inc., Laboratory Corporation of America Holdings, Monsanto Company, and Quest Diagnostics Incorporated; non-profit, renowned medical and research institutions, and government agencies represented approximately 17.9% and included Fred Hutchinson Cancer Research Center, Massachusetts Institute of Technology, The Regents of the University of California, Sanford-Burnham Medical Research Institute, The Scripps Research Institute, the United States Government, and University of Washington; public biotechnology companies represented approximately 16.9% and included Amgen Inc., Biogen Idec Inc., Celgene Corporation, Gilead Sciences, Inc., and Onyx Pharmaceuticals, Inc.; private biotechnology companies represented approximately 13.1% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Constellation Pharmaceuticals, Inc., Epizyme, Inc., FibroGen, Inc., and FORMA Therapeutics, Inc.; and the remaining approximately 3.7% consisted of traditional office client tenants.  Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish Alexandria from all other publicly traded real estate investment trusts and real estate companies.

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Summary Data

Cluster markets	Greater Boston, San Francisco Bay Area, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, Canada, India, and China

Fiscal year-end	December 31

Total properties	173

Total rentable square feet	16.6 million

Common Stock Data

	1Q13	4Q12	3Q12	2Q12	1Q12
High trading price	$73.51	$74.59	$77.10	$76.50	$74.45
Low trading price	$69.77	$64.09	$70.97	$67.40	$66.90
Closing stock price, average for period	$71.98	$69.88	$73.65	$71.67	$71.70
Closing stock price, at the end of the quarter	$70.98	$69.32	$73.52	$72.72	$73.13
Dividend per share – quarter/annualized	$0.60/2.40	$0.56/2.24	$0.53/2.12	$0.51/2.04	$0.49/1.96
Closing dividend yield – annualized	3.4%	3.2%	2.9%	2.8%	2.7%
Common shares outstanding at the end of the quarter	63,317,296	63,244,645	63,161,177	62,249,973	61,634,645
Closing market value of outstanding common shares (in thousands)	$4,494,262	$4,384,119	$4,643,610	$4,526,818	$4,507,342
Total market capitalization (in thousands)	$8,066,072	$7,953,348	$8,064,386	$7,912,286	$7,673,553

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	ii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

March 31, 2013

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP, & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco Bay Area	John J. Cox	SVP – Regional Market Director-Seattle
Peter M. Moglia	Chief Investment Officer	John H. Cunningham	SVP – Regional Market Director-NY & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Mid Atlantic
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

Equity Research Coverage

Alexandria Real Estate Equities, Inc. is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference below or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Argus Research Group, Inc.		Evercore Partners		J.P. Morgan Securities LLC
William Eddleman, Jr.	(212) 425-7500	Sheila McGrath	(212) 497-0882	Anthony Paolone	(212) 622-6682
		Nathan Crossett	(212) 497-0870	Joseph Dazio	(212) 622-6416

Banc of America Securities-Merrill Lynch		The Goldman Sachs Group, Inc.		RBC Capital Markets
James Feldman	(646) 855-5808	Matthew Rand	(212) 902-4227	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Andrew Rosivach	(212) 902-2796	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829	Caitlin Burrows	(212) 902-4736

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross L. Smotrich	(212) 526-2306	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Michael R. Lewis	(212) 526-3098	John Hornbeak	(949) 640-8780	Mathew R. Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Quentin Velleley	(212) 816-6981	Steve Sakwa	(212) 446-9462
Emmanuel Korchman	(212) 816-1382	Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	William C. Marks	(415) 835-8944	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Whitney Stevenson	(415) 835-8948	Gabriel Hilmoe	(212) 713-3876
				Weina Hou	(212) 713-4057

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Rating
Moody’s Investors Service		Standard & Poor’s
Issuer Rating	Baa2 Stable Outlook	Corporate Credit Rating	BBB- Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	iii

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer, & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

First Quarter Ended March 31, 2013

Financial and Operating Results

FFO Per Share – Diluted, of $1.11, Up 3%, for the Three Months Ended 1Q13 Over 1Q12

AFFO Per Share – Diluted of $1.08, Up 6%, for the Three Months Ended 1Q13 Over 1Q12

EPS - Diluted of $0.36, Up 20%, for the Three Months Ended 1Q13 Over 1Q12

Total Revenues of $150.4 Million, Up 11%, for the Three Months Ended 1Q13 Over 1Q12

NOI from Continuing Operations of $105.2 Million, Up 10%, for the Three Months Ended 1Q13 Over 1Q12

PASADENA, CA. – April 29, 2013 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the first quarter ended March 31, 2013.

First Quarter Ended March 31, 2013, Highlights

Results

•                   Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2013, was $1.11 per share, up 3%, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, for the three months ended March 31, 2012, of $1.08 per share.

•                   Adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2013, was $1.08 per share, up 6%, compared to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2012, of $1.02 per share

•                   Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2013, was $0.36 per share, up 20%, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2012, of $0.30 per share

Core Operating Metrics

•                   Total revenues were $150.4 million, up 11%, for the three months ended March 31, 2013, compared to total revenues for the three months ended March 31, 2012, of $135.7 million

•                   Net operating income (“NOI”) was $105.2 million, up 10%, for the three months ended March 31, 2013, compared to NOI for the three months ended March 31, 2012, of $95.3 million

•                   Investment-grade client tenants represented 46% of total annualized base rent (“ABR”)

•                   Investment-grade client tenants represented 78% of top 10 client tenants’ ABR

•                   Operating margins remained steady at 70% for the three months ended March 31, 2013

•                   Annual rent escalations in 96% of leases

•                   Same property net operating income increased by 8.8% and 0.4% on a cash and GAAP basis, respectively, for the three months ended March 31, 2013, compared to same property net operating income for the three months ended March 31, 2012

•                   Solid leasing activity during the three months ended March 31, 2013

•                   Executed 44 leases for 703,000 rentable square feet (“RSF”), including 457,000 RSF of development and redevelopment space

•                   RSF of remaining expiring leases in 2013 are modest at 4.1% of total RSF

•                   Rental rate increase of 5.9% and 12.7% on a cash and GAAP basis, respectively, on renewed/re-leased space

•                   Key life science space leasing

•                   ARIAD Pharmaceuticals, Inc. leased 244,000 RSF in the Greater Boston market

•                   Onyx Pharmaceuticals, Inc. leased 107,250 RSF in the San Francisco Bay Area market

•                   Occupancy of 94.2% for North America operating properties as of March 31, 2013, and occupancy of 91.8% for North America operating and redevelopment properties as of March 31, 2013, compared to occupancy of 94.6% for North America operating properties as of December 31, 2012, and occupancy of 91.6% for North America operating and redevelopment properties as of December 31, 2012

Value-Added Opportunities and External Growth

During the three months ended March 31, 2013, we executed leases aggregating 355,000 and 102,000 RSF, respectively, related to our development and redevelopment projects.

Our initial stabilized yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our initial stabilized yields.  Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property at stabilization (“Initial Stabilized Yield”).

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2013, Financial and Operating Results

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Development commencements

The following table summarizes the commencement of key development projects:

				Investment			Initial
	Commencement		Pre-Leased	at		Cost Per	Stabilized Yield		Key
Address/Market	Date	RSF	%	Completion	(1)	RSF	Cash	GAAP	Client Tenant
Development
75/125 Binney Street/Greater Boston	January 2013	386,275	63%	$351,439		$910	8.0%	8.2%	ARIAD Pharmaceuticals, Inc.
269 East Grand Avenue/San Francisco Bay Area	March 2013	107,250	100%	$51,300		$478	8.1%	9.3%	Onyx Pharmaceuticals, Inc.

(1)             See page 4 for additional details on current assumptions included in our guidance for funding the cost to complete the development of 75/125 Binney Street.

Balance Sheet Strategy and Significant Milestones

•                   Balance sheet strategy continues to focus on our leverage of net debt to adjusted EBITDA of approximately 6.5x targeted by December 31, 2013, by funding our significant Class A development and redevelopment projects in top life science cluster locations with leverage-neutral sources of capital and with the continuing execution of our asset recycling program.  Our leverage will reflect periodic increases and decreases quarter to quarter as we execute and deliver our construction projects and execute our capital plan, including our asset sales program.  See “Sources and Uses” table on page 4 for additional information.  Our strategy to improve leverage includes:

•                         Growth in annualized EBITDA from the fourth quarter 2012 to the fourth quarter 2013 due primarily to the completion of significant value-added projects; 93% leased

•                         Asset recycling program to monetize non-strategic income-producing and non-income-producing assets will reduce outstanding debt and provide funds for reinvestment into Class A, CBD, and urban locations in close proximity to leading academic medical research centers

•                   Sold $124.3 million of income-producing assets during the three months ended March 31, 2013; assets sold in first quarter of 2013 generated a weighted-average unlevered internal rate of return of 11% during our ownership period

•                   Sales of $209 million to $259 million of non-income-producing assets targeted for remainder of the year ended December 31, 2013

•                   $45 million of non-income-producing asset sales under negotiation

•                   $60 million to $70 million projected partial sale of an interest in the ground-up development of 75/125 Binney Street

•                   $104 million to $144 million to be identified in the near term

•                   Minimizing the issuance of common equity to achieve net debt to adjusted EBITDA of approximately 6.5x targeted by December 31, 2013

•                   Liquidity available under unsecured senior line of credit and from cash and cash equivalents was approximately $1.0 billion as of March 31, 2013

•                   Unhedged variable rate debt as a percentage of total debt of less than 18% targeted by December 31, 2013

As of March of 2013, we have completed all significant sales of income-producing assets targeted for 2013.  The following table presents our completed real estate asset sales during the three months ended March 31, 2013:

					Annualized		Sales	Gain/
			Date		GAAP	Sales	Price	(Loss)	Unlevered
Description	Date of Purchase	Location	of Sale	RSF	NOI (1)	Price	per RSF	on Sale (2)	IRR (3)
Sales completed in 1Q13
1124 Columbia Street	May 1996	Seattle - First Hill	January 2013	203,817	$6,802	$42,600	$209	$–	11.9%

25/35/45 West Watkins Mill Road 1201 Clopper Road	October 1996 May 1998	Suburban Washington, D.C. - Gaithersburg	February 2013	282,523	$7,795	41,400	$147	$53	11.2

One Innovation Drive 377 Plantation Street 381 Plantation Street	January 1999 September 1998 March 1999	Greater Boston - Route 495/Worcester	February 2013	300,313	$6,605	40,250	$134	$(392)	9.6
Total/weighted average						$124,250			11.0%

Sales completed in 2Q13
702 Electronic Drive	June 1998	Pennsylvania	April 2013	40,171	$438	$4,362	$109	$268	10.0%
Total/weighted average						$4,362			10.0%

(1)             Annualized using actual year-to-date results as of the quarter ended prior to date of sale or March 31, 2013.

(2)             Excludes impairment charges aggregating $11.4 million recognized during the year ended December 31, 2012.

(3)             See definition of Unlevered IRR in Non-GAAP Measures section on page 12.

In addition to the asset sales completed in the table above, we have targeted the sale of non-income-producing assets ranging from $209 million to $259 million in 2013.  See page 3 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2013, Financial and Operating Results

(Unaudited)

GUIDANCE

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we have updated guidance for earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted and FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the year ended December 31, 2013, as set forth in the table below.  The table below provides a reconciliation of FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure and other key assumptions included in our guidance for the year ended December 31, 2013.

Guidance for the Year Ended December 31, 2013	Reported on April 29, 2013	Reported on February 7, 2013
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.43 to $1.59	$1.41 to $1.61
Depreciation and amortization	$2.95 to $3.11	$2.93 to $3.13
Loss on sale of real estate	$0.01	–
Other	$(0.01)	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$4.46 to $4.62	$4.44 to $4.64

Key projection assumptions:
Same property net operating income growth – cash basis	4% to 7%	4% to 7%
Same property net operating income growth – GAAP basis	Up to 3%	0% to 3%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Up to 2%	Flat to slightly positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up 5% to 10%	Up 5% to 10%
Occupancy percentage for all operating properties at December 31, 2013	93.9% to 94.3%	93.9% to 94.3%
Straight-line rents	$24 to $26 million	$24 to $26 million
Amortization of above and below market leases	$3 to $4 million	$3 to $4 million
General and administrative expenses	$48 to $51 million	$48 to $51 million
Capitalization of interest	$47 to $53 million	$47 to $53 million
Interest expense, net	$74 to $84 million	$74 to $84 million
Net debt to adjusted EBITDA for the annualized three months ended December 31, 2013	6.5x	6.5x
Fixed charge coverage ratio for the annualized three months ended December 31, 2013	2.9x to 3.0x	2.9x to 3.0x

On a short-term basis, our unhedged variable rate debt as a percentage of total debt may range up to 30%. Our strategy is to have unhedged variable rate debt available for repayment as we issue unsecured senior notes payable, extend our maturity profile, transition variable rate debt to fixed rate debt, and enhance our long-term capital structure.  Our unhedged variable rate debt as a percentage of total debt is targeted to decrease to less than 18% by December 31, 2013.

Monetization of non-income-producing assets

Non-income-producing assets as a percentage of our gross investments in real estate is targeted to decrease to a range of 15% to 17% by December 31, 2013.  As of March 31, 2013, we had approximately $579 million and $141 million of construction in progress related to our five North American development and seven North American redevelopment projects, respectively.  The completion of these projects, along with recently delivered projects, certain future projects, and contributions from same properties, is expected to contribute significant increases in rental income, NOI, and cash flows.  Operating performance assumptions related to the completion of our North American development and redevelopment projects, including the timing of initial occupancy, stabilization dates, and Initial Stabilized Yields, are included on pages 5 and 6.  Certain key assumptions regarding our projections, including the impact of various development and redevelopment projects, are included in the tables above and on the following page.

The completion of our development and redevelopment projects will result in increased interest expense and other direct project costs, because these project costs will no longer qualify for capitalization and these costs will be expensed as incurred.  Our projection assumptions for depreciation and amortization, general and administrative expenses, capitalization of interest, interest expense, net, and NOI growth are included in the tables on this page and are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking Statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2012.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.  Further, we believe NOI is a key performance indicator and is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.

Our guidance for 2013 includes the following targeted sales of non-income-producing assets (in millions):

	2013 Non-Income-Producing Asset Sales
	Identified	TBD	Total
2013 non-income-producing asset sales initially targeted for 4Q12 closing
Book value of land subject to sale negotiations	$34	$–	$34
Subtotal	34	–	34

2013 non-income-producing asset sales initially projected on December 5, 2012
Book value of land subject to sale negotiations	11	–	11
Projected proceeds from the partial sale of the 75/125 Binney Street project (1)	60 - 70	–	60 - 70
Future non-income-producing asset sales expected to be identified in the next several months	–	104 - 144	104 - 144
Subtotal	71 - 81	104 - 144	175 - 225

Total 2013 non-income-producing asset sales target	$105 - 115	$104 - 144	$209 - 259

(1)             See further details regarding our guidance related to our projected unconsolidated joint venture on page 4.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2013, Financial and Operating Results

(Unaudited)

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2013, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.  Our liquidity available under our unsecured senior line of credit and from cash and cash equivalents was approximately $1.0 billion as of March 31, 2013.

	Reported on April 29, 2013				Reported on February 7, 2013
Sources and Uses of Capital for the Year Ended December 31, 2013 (in millions)	Completed	Projected		Total	Total
Sources of capital:
Net cash provided by operating activities less dividends (1)	$34	$96 - 116		$130 - 150	$130 - 150
2013 asset sales initially targeted for 4Q12 closing	43	34	(2)	77	77
2013 asset sales initially projected on December 5, 2012
Non-income-producing	–	175 - 225	(2)	175 - 225	175 - 225
Income-producing	82	0 - 13		82 - 95	75 - 125
Secured construction loan borrowings	17	3 - 13		20 - 30	20 - 30
Unsecured senior notes payable	–	350 - 450		350 - 450	350 - 450
Issuances under “at the market” common stock offering program	–	125 - 175		125 - 175	125 - 175
Total sources of capital	$176	$783 - 1,026		$959 - 1,202	$952 - 1,232

Uses of capital:
Development, redevelopment, and construction (3)	$104	$466 - 516		$570 - 620	$545 - 595
Seller financing of asset sales (4)	39	–		39	39
Acquisitions (5)	–	–		–	–
Secured notes payable repayments	3	34		37	37
Unsecured senior bank term loan repayment	–	125 - 175		125 - 175	125 - 175
Paydown of unsecured senior line of credit	30	158 - 301		188 - 331	206 - 386
Total uses of capital	$176	$783 - 1,026		$959 - 1,202	$952 - 1,232

(1)             See “Key Projection Assumptions” on the previous page.

(2)             See table at bottom of page 3 for further information.

(3)             Total construction spending for 2013 increased approximately $25 million at the mid-point of our guidance since last quarter primarily as a result of our estimated share of capital required for the commencement of two new ground-up development projects during the first quarter of 2013.  Our estimated construction spend for 2013 increased by approximately $13 million as a result of the commencement of our 100% pre-leased development at 269 East Grand Avenue.  The total estimated cost at completion for 75/125 Binney Street has not changed since our estimate as of December 31, 2012; however, the timing of construction and completion of our projected joint venture results in an increase in our estimated share of capital contributions to fund the completion of the project by approximately $10 million.

(4)             Represents a $29.8 million note receivable with an interest rate of 3.25% and a maturity date of January 21, 2015, and a $9.0 million note receivable with an interest rate of 4.00% and a maturity date of March 1, 2019.

(5)             Our guidance has assumed no acquisitions, but we continuously and intensively review a pipeline of opportunistic acquisitions in our key core cluster markets that we would expect to fund on a leverage-neutral basis.

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2012.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

Projected unconsolidated joint venture

Our guidance for the year ended December 31, 2013, assumes a transfer of 50% of our ownership interest in the 75/125 Binney Street project to a new joint venture partner which will be accounted for as a sale of an interest in our investment in the ground-up development, with the resulting entity presented as an unconsolidated joint venture (the “Binney JV”) in our financial statements.  This projected sale of an interest in our investment in the ground-up development is included in our total non-income-producing asset sales target for 2013. We expect the sale proceeds to range from $60 million to $70 million and to exceed our share of the remaining investment of $44 million through the completion of the project.   We also anticipate the unconsolidated Binney JV to obtain a secured construction loan to fund 60% to 70% of the total project costs.

The following assumptions are included in our guidance for funding the cost to complete the 75/125 Binney Street project (in millions).

	Cost to Complete (1)
	Nine Months Ended December 31, 2013	Thereafter	Total
75/125 Binney Street project – remaining cost to complete	$91	$163	$254

Projected unconsolidated joint venture funding:
Binney JV partner capital/Binney JV construction loan	(47)	(163)	(210)
ARE investment in Binney JV project	$44	$–	$44	(2)

(1)             Represent the mid points of our guidance assumptions related to estimated funding amounts provided by joint venture partner capital, joint venture construction loan, and Alexandria.

(2)             Represents our share of incremental investment into the Binney JV and is included in our guidance for 2013 development, redevelopment, and construction spending in a range from $570 million to $620 million. Binney JV partner capital and secured construction loan funding for 75/125 Binney Street related to our projected unconsolidated joint venture have been excluded from our construction spend forecast for 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Development Projects in North America
March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Project RSF (1)		Leased Status RSF (1)
									% Leased/
Property/Market – Submarket	CIP	Total	Leased	Negotiating		Marketing		Total	Negotiating	Client Tenants
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston — Cambridge	305,212	305,212	305,212	–		–		305,212	100%	Biogen Idec Inc.
499 Illinois Street/San Francisco Bay Area — Mission Bay	222,780	222,780	–	162,549		60,231		222,780	73%	TBA
269 East Grand Avenue/San Francisco Bay Area — South San Francisco	107,250	107,250	107,250	–		–		107,250	100%	Onyx Pharmaceuticals, Inc.
430 East 29th Street/Greater NYC — Manhattan	419,806	419,806	60,816	152,488	(2)	206,502		419,806	51%	Roche/TBA

Projected unconsolidated joint venture
75/125 Binney Street/Greater Boston — Cambridge	386,275	386,275	244,123	–		142,152	(3)	386,275	63%	ARIAD Pharmaceuticals, Inc.

Consolidated development projects in North America	1,441,323	1,441,323	717,401	315,037		408,885		1,441,323	72%

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston — Longwood	413,536	413,536	154,100	–		259,436		413,536	37%	Dana-Farber Cancer Institute, Inc.

Total/weighted average	1,854,859	1,854,859	871,501	315,037		668,321		1,854,859	64%

	Investment (1)
				Projected		Cost	Initial Stabilized		Project	Initial
		Cost To Complete		Sale	Total at	Per	Yield (1)		Start	Occupancy	Stabilization
Property/Market – Submarket	CIP	2013	Thereafter	of Interest	Completion	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston — Cambridge	$118,595	$61,678	$–	$–	$180,273	$591	7.5%	8.1%	4Q11	4Q13	4Q13
499 Illinois Street/San Francisco Bay Area — Mission Bay	$116,110	$14,298	$22,801	$–	$153,209	$688	6.4%	7.2%	2Q11	2Q14	2014
269 East Grand Avenue/San Francisco Bay Area — South San Francisco (4)	$8,037	$13,100	$30,163	$–	$51,300	$478	8.1%	9.3%	1Q13	4Q14	2014
430 East 29th Street/Greater NYC — Manhattan	$239,086	$113,879	$110,280	$–	$463,245	$1,103	6.6%	6.5%	4Q12	4Q13	2015

Projected unconsolidated joint venture
75/125 Binney Street/Greater Boston — Cambridge (5)	$97,445	$90,871	$163,123	$–	$351,439	$910	8.0%	8.2%	1Q13	1Q15	2015
JV partner capital/JV construction loan	$–	$(47,025)	$(163,123)	$–	$(210,148)
Projected sale of interest	$–	$–	$–	$(65,000)	$(65,000)
ARE investment in 75/125 Binney Street project	$97,445	$43,846	$–	$(65,000)	$76,291

Consolidated development projects in North America	$579,273	$246,801	$163,244	$(65,000)	$924,318

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston — Longwood	$148,596	$67,744	$133,660	$–	$350,000	$846	8.3%	8.9%	2Q12	4Q14	2016
JV partner capital/JV construction loan	$(123,638)	$(51,761)	$(133,660)	$–	$(309,059)
ARE investment in 360 Longwood Avenue	$24,958	$15,983	$–	$–	$40,941

Total/weighted average	$604,231	$262,784	$163,244	$(65,000)	$965,259

(1)             All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment.  A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property.  Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields.  Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.  As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index

(2)             Represents 131,000 rentable square feet subject to an executed letter of intent with the remainder subject to letters of intent or lease negotiations.

(3)             ARIAD Pharmaceuticals, Inc. has potential additional expansion opportunities at 75 Binney Street through June 2014.

(4)            Funding for 70% of the estimated total investment at completion for 269 East Grand Avenue is expected to be provided primarily by a secured construction loan.

(5)             Represent the mid points of our guidance assumptions related to estimated funding amounts provided by joint venture partner capital, joint venture construction loan, and Alexandria.  See page 4 for additional information on our range of guidance for funding on this project.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Redevelopment Projects in North America
March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Project RSF (1)			Leased Status RSF (1)
	In							% Leased/	Former	Use After
Property/Market – Submarket	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating	Use	Conversion	Client Tenants

All active redevelopment projects in North America
400 Technology Square/Greater Boston – Cambridge	162,153	49,971	212,124	169,939	–	42,185	212,124	80%	Office	Laboratory	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.
285 Bear Hill Road/Greater Boston – Route 128	–	26,270	26,270	26,270	–	–	26,270	100%	Office/ Manufacturing	Laboratory	Intelligent Medical Devices, Inc.
343 Oyster Point/San Francisco Bay Area – South San Francisco	–	53,980	53,980	42,445	–	11,535	53,980	79%	Office	Laboratory	Calithera BioSciences, Inc.; CytomX Therapeutics, Inc.
4757 Nexus Center Drive/ San Diego – University Town Center	–	68,423	68,423	68,423	–	–	68,423	100%	Manufacturing/ Warehouse/ Office/R&D	Laboratory	Genomatica, Inc.
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville	8,001	67,055	75,056	75,056	–	–	75,056	100%	Office/Laboratory	Laboratory	National Institutes of Health
1551 Eastlake Avenue/Seattle – Lake Union	77,821	39,661	117,482	77,821	–	39,661	117,482	66%	Office	Laboratory	Puget Sound Blood Center and Program
1616 Eastlake Avenue/Seattle – Lake Union	40,756	26,020	66,776	40,756	–	26,020	66,776	61%	Office	Laboratory	Infectious Disease Research Institute
Total/weighted average	288,731	331,380	620,111	500,710	–	119,401	620,111	81%

	Investment (1)							Initial Stabilized		Project	Initial
	March 31, 2013		To Complete			Total at	Cost Per	Yield (1)		Start	Occupancy	Stabilization
Property/Market – Submarket	In Service	CIP	2013	Thereafter		Completion	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)

All active redevelopment projects in North America
400 Technology Square/ Greater Boston – Cambridge	$99,980	$32,212	$9,176	$3,320		$144,688	$682	8.1%	8.9%	4Q11	4Q12	4Q13
285 Bear Hill Road/Greater Boston – Route 128	$–	$4,654	$4,542	$–		$9,196	$350	8.4%	8.8%	4Q11	3Q13	2013
343 Oyster Point/ San Francisco Bay Area – South San Francisco	$–	$10,912	$5,560	$867		$17,339	$321	9.6%	9.8%	1Q12	3Q13	2014
4757 Nexus Center Drive/ San Diego – University Town Center	$–	$5,879	$23,747	$5,203		$34,829	$509	7.6%	7.8%	4Q12	4Q13	4Q13 (2)
9800 Medical Center Drive/ Suburban Washington, D.C. – Rockville	$7,454	$61,251	$11,999	$–		$80,704	(3)	5.4%	5.4%	3Q09	1Q13	2013
1551 Eastlake Avenue/Seattle – Lake Union	$40,711	$16,841	$6,458	$–		$64,010	$545	6.7%	6.7%	4Q11	4Q11	4Q13
1616 Eastlake Avenue/Seattle – Lake Union	$22,589	$9,721	$853	$4,653		$37,816	$566	8.4%	8.6%	4Q12	2Q13	2014
Total/weighted average	$170,734	$141,470	$62,335	$14,043		$388,582

(1)             All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment.  A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property.  Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields.  Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.  As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.

(2)             We expect to deliver 54,102 rentable square feet, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013.  Genomatica, Inc. is contractually required to lease the remaining 14,411 rentable square feet 18 to 24 months following the delivery of the initial 54,102 rentable square foot space.

(3)             Our multi-tenant four building property at 9800 Medical Center Drive contains an aggregate of 281,586 rentable square feet.  Our total cash investment in the entire four building property upon completion of the redevelopment will approximate $580 per square foot.   Our total expected cash investment for the four building property of approximately $580 per square foot includes our expected total investment at completion related to the 75,056 rentable square foot redevelopment of approximately $1,075 per square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2013, Financial and Operating Results

EARNINGS CALL INFORMATION

We will host a conference call on Tuesday, April 30, 2013, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended March 31, 2013.  To participate in this conference call, dial (888) 245-0988 or (913) 312-1513 and confirmation code 3766517, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the “For Investors” section.  A replay of the call will be available for a limited time from 5:30 p.m. ET/2:30 p.m. PT on Tuesday, April 30, 2013.  The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 3766517.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2013, is available in the “For Investors” section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community.  We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.  For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2013 earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, 2013 FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, and NOI for the year ended December 31, 2013, and our projected sources and uses of capital in 2013.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Revenues:
Rental	$111,776	$112,048	$106,216	$104,329	$101,201
Tenant recoveries	35,611	35,721	34,006	31,881	31,882
Other income	2,993	3,785	2,628	9,383	2,628
Total revenues	150,380	151,554	142,850	145,593	135,711

Expenses:
Rental operations	45,224	46,176	44,203	42,102	40,453
General and administrative	11,648	12,635	12,470	12,298	10,357
Interest	18,020	17,941	17,092	17,922	16,226
Depreciation and amortization	46,065	47,515	46,584	50,741	41,786
Impairment of land parcel	–	2,050	–	–	–
Loss on early extinguishment of debt	–	–	–	1,602	623
Total expenses	120,957	126,317	120,349	124,665	109,445

Income from continuing operations	29,423	25,237	22,501	20,928	26,266

Income (loss) from discontinued operations
Income from discontinued operations before impairment of real estate	814	5,171	5,603	4,713	4,645
Impairment of real estate	–	(1,601)	(9,799)	–	–
Income (loss) from discontinued operations, net	814	3,570	(4,196)	4,713	4,645

Gain on sale of land parcel	–	–	–	–	1,864
Net income	30,237	28,807	18,305	25,641	32,775

Net income attributable to noncontrolling interests	982	1,012	828	851	711
Dividends on preferred stock	6,471	6,471	6,471	6,903	7,483
Preferred stock redemption charge	–	–	–	–	5,978
Net income attributable to unvested restricted stock awards	342	324	360	271	235
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$22,442	$21,000	$10,646	$17,616	$18,368

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$0.35	$0.27	$0.24	$0.21	$0.22
Discontinued operations, net	0.01	0.06	(0.07)	0.08	0.08
Earnings per share – basic and diluted	$0.36	$0.33	$0.17	$0.29	$0.30

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	63,161,319	63,091,781	62,364,210	61,663,367	61,507,807
Dilutive effect of stock options	–	–	–	173	1,160
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	63,161,319	63,091,781	62,364,210	61,663,540	61,508,967

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Assets
Investments in real estate, net	$6,375,182	$6,424,578	$6,300,027	$6,208,354	$6,113,252
Cash and cash equivalents	87,001	140,971	94,904	80,937	77,361
Restricted cash	30,008	39,947	44,863	41,897	39,803
Tenant receivables	9,261	8,449	10,124	6,143	8,836
Deferred rent	170,100	170,396	160,914	155,295	150,515
Deferred leasing and financing costs, net	159,872	160,048	152,021	151,355	143,754
Investments	123,543	115,048	107,808	104,454	98,152
Other assets	135,952	90,679	94,356	93,304	86,418
Total assets	$7,090,919	$7,150,116	$6,965,017	$6,841,739	$6,718,091

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$730,714	$716,144	$719,350	$719,977	$721,715
Unsecured senior notes payable	549,816	549,805	549,794	549,783	550,772
Unsecured senior line of credit	554,000	566,000	413,000	379,000	167,000
Unsecured senior bank term loans	1,350,000	1,350,000	1,350,000	1,350,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	367,153	423,708	376,785	348,037	323,002
Dividends payable	43,955	41,401	39,468	38,357	36,962
Preferred stock redemption liability	–	–	–	–	129,638
Total liabilities	3,595,638	3,647,058	3,448,397	3,385,154	3,279,089

Commitments and contingencies

Redeemable noncontrolling interests	14,534	14,564	15,610	15,817	15,819

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Preferred Stock	130,000	130,000	130,000	130,000	130,000
Common stock	633	632	632	622	616
Additional paid-in capital	3,075,860	3,086,052	3,094,987	3,053,269	3,022,242
Accumulated other comprehensive loss	(22,890)	(24,833)	(19,729)	(37,370)	(23,088)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,433,603	3,441,851	3,455,890	3,396,521	3,379,770
Noncontrolling interests	47,144	46,643	45,120	44,247	43,413
Total equity	3,480,747	3,488,494	3,501,010	3,440,768	3,423,183
Total liabilities, noncontrolling interests, and equity	$7,090,919	$7,150,116	$6,965,017	$6,841,739	$6,718,091

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	9

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds From Operations and Adjusted Funds From Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the periods below:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$22,442	$21,000	$10,646	$17,616	$18,368
Depreciation and amortization	46,995	48,072	48,173	52,355	43,405
Loss (gain) on sale of real estate	340	–	(1,562)	(2)	–
Impairment of real estate	–	1,601	9,799	–	–
Gain on sale of land parcel	–	–	–	–	(1,864)
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	1,324	1,336	1,188	1,122	946
FFO	(1,064)	(1,109)	(1,148)	(1,133)	(1,156)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	70,037	70,900	67,096	69,958	59,699
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5	5	6	5
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	70,042	70,905	67,101	69,964	59,704
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	(5,811)	–
Impairment of land parcel	–	2,050	–	–	–
Loss on early extinguishment of debt	–	–	–	1,602	623
Preferred stock redemption charge	–	–	–	–	5,978
Allocation to unvested restricted stock awards	–	(19)	–	35	(53)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	70,042	72,936	67,101	65,790	66,252

Non-revenue-enhancing capital expenditures:
Building improvements	(596)	(329)	(935)	(594)	(210)
Tenant improvements and leasing commissions	(882)	(3,170)	(1,844)	(2,148)	(2,019)
Straight-line rent	(6,198)	(9,240)	(5,225)	(5,195)	(8,796)
Straight-line rent on ground leases	538	471	201	1,207	1,406
Capitalized income from development projects	22	45	50	72	478
Amortization of acquired above and below market leases	(830)	(844)	(778)	(778)	(800)
Amortization of loan fees	2,386	2,505	2,470	2,214	2,643
Amortization of debt premiums/discounts	115	110	112	110	179
Stock compensation	3,349	3,748	3,845	3,274	3,293
Allocation to unvested restricted stock awards	19	63	19	15	31
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$67,965	$66,295	$65,016	$63,967	$62,457

The following table presents a reconciliation of net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, to FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the periods below.  For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$0.36	$0.33	$0.17	$0.29	$0.30
Depreciation and amortization	0.74	0.76	0.78	0.84	0.70
Loss (gain) on sale of real estate	0.01	–	(0.03)	–	–
Impairment of real estate	–	0.03	0.16	–	–
Gain on sale of land parcel	–	–	–	–	(0.03)
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	0.02	0.02	0.02	0.02	0.02
FFO	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	1.11	1.12	1.08	1.13	0.97
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	–	–	–	–	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	1.11	1.12	1.08	1.13	0.97
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	(0.09)	–
Impairment of land parcel	–	0.04	–	–	–
Loss on early extinguishment of debt	–	–	–	0.03	0.01
Preferred stock redemption charge	–	–	–	–	0.10
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	1.11	1.16	1.08	1.07	1.08

Non-revenue-enhancing capital expenditures:
Building improvements	(0.01)	(0.01)	(0.01)	(0.01)	–
Tenant improvements and leasing commissions	(0.01)	(0.05)	(0.03)	(0.03)	(0.03)
Straight-line rent	(0.10)	(0.15)	(0.08)	(0.08)	(0.14)
Straight-line rent on ground leases	0.01	0.01	–	0.02	0.02
Capitalized income from development projects	–	–	–	–	0.01
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Amortization of loan fees	0.04	0.04	0.03	0.03	0.04
Amortization of debt premiums/discounts	–	–	–	–	–
Stock compensation	0.05	0.06	0.06	0.05	0.05
AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.08	$1.05	$1.04	$1.04	$1.02

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

(Unaudited)

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

(Dollars in thousands,)

(Unaudited)

NOI

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.  The following table presents a reconciliation of NOI from continuing operations to income from continuing operations, and a reconciliation of NOI from discontinued operations to income from discontinued operations, net:

	Three Months Ended
Continuing operations	March 31, 2013	March 31, 2012
Total revenues	$150,380	$135,711
Rental operations	45,224	40,453
Net operating income	105,156	95,258
Operating margins	70%	70%
General and administrative	11,648	10,357
Interest	18,020	16,226
Depreciation and amortization	46,065	41,786
Loss on early extinguishment of debt	–	623
Income from continuing operations	$29,423	$26,266

Discontinued operations
Total revenues	$3,496	$9,308
Rental operations	1,412	3,043
Net operating income (1)	2,084	6,265
Operating margins	60%	67%
Interest	–	1
Depreciation and amortization	930	1,619
Loss on sale of real estate	340	–
Income from discontinued operations, net	$814	$4,645

(1)             Net operating income from discontinued operations for the three months ended March 31, 2013, is comprised of $0.2 million for the three assets classified as “held for sale” as of March 31, 2013, and $1.9 million for the 6 assets sold during the three months ended March 31, 2013.  Net operating income from discontinued operations for the three months ended March 31, 2012, is comprised of $0.3 million for the three assets classified as “held for sale” as of March 31, 2013, and $6.0 million for the 12 assets sold since January 1, 2012.

Unlevered IRR

We believe Unlevered IRR is a useful supplemental performance measure used by investors to evaluate the performance of a specific real estate investment.  Unlevered IRR is the annualized implied discount rate calculated from the cash flows of a real estate asset over the holding period for such asset.  Unlevered IRR represents the return that equates the present value of all capital invested in a real estate asset to the present value of all cash flows generated by that real estate asset, or the discount rate that provides a net present value of all cash flows related to a real estate asset to zero. Unlevered IRR is calculated based upon the actual timing of cash flows, including among others i) the initial cash purchase price; ii) cash NOI (GAAP NOI excluding the impact of straight-line rents); iii) capital expenditures; iv) leasing costs, and v) the net sales proceeds of each respective real estate asset.  Losses incurred upon sale or non-cash impairment charges recognized during our ownership period are reflected in the unlevered IRR through the net sales proceeds of each real estate asset.  The calculation of Unlevered IRR does not include general and administrative costs of the Company or interest expense related to the Company’s financing costs, because they are not directly related or attributable to the operations of the real estate asset.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	3/31/13	12/31/12		9/30/12		6/30/12		3/31/12
Key Credit Metrics
Unencumbered net operating income as a percentage of total net operating income	68%	71%		72%		72%		69%
Percentage outstanding on unsecured senior line of credit at end of period	37%	38%		28%		25%		11%
Net debt to gross assets (excluding cash and restricted cash) at end of period	39%	38%		38%		38%		36%
Net debt to Adjusted EBITDA – quarter annualized	7.8x	7.3x		7.6x		7.1x	(2)	7.1x
Net debt to Adjusted EBITDA – trailing 12 months	7.7x	7.6x		7.5x		7.5x		7.1x
Fixed charge coverage ratio (1)	2.7x	2.8x		2.5x		2.6x		2.6x
Interest coverage ratio (1)	3.3x	3.4x		3.1x		3.2x		3.3x
Dividend payout ratio (common stock)	55%	49%		50%		49%		46%

Selected Balance Sheet Information
Investments in real estate (gross)	$7,225,073	$7,299,613		$7,154,359		$7,030,723		$6,892,429
Total assets	$7,090,919	$7,150,116		$6,965,017		$6,841,739		$6,718,091
Total unsecured debt	$2,453,816	$2,465,805		$2,312,794		$2,278,783		$2,067,772
Total debt	$3,184,530	$3,181,949		$3,032,114		$2,998,760		$2,789,487
Net debt	$3,067,521	$3,001,031		$2,892,377		$2,875,926		$2,672,323
Total liabilities	$3,595,638	$3,647,058		$3,448,397		$3,385,154		$3,279,089
Common shares outstanding	63,317,296	63,244,645		63,161,177		62,249,973		61,634,645
Total market capitalization	$8,066,072	$7,953,348		$8,064,386		$7,912,286		$7,673,553

Operating Data
Total revenues	$150,380	$151,554		$142,850		$145,593		$135,711
Rental operations	$45,224	$46,176		$44,203		$42,102		$40,453
Operating margins	70%	70%		69%		71%		70%
General and administrative expense as a percentage of total revenues	7.7%	8.3%		8.7%		8.4%		7.6%
Capitalized interest	$14,021	$14,897		$16,763		$15,825		$15,266
Weighted average interest rate used for capitalization during period	3.97%	4.10%		4.35%		4.41%		4.29%
Adjusted EBITDA – quarter annualized	$395,764	$408,876		$382,616		$403,168	(2)	$377,836
Adjusted EBITDA – trailing 12 months	$397,606	$393,124		$385,396		$384,034	(2)	$378,484
Adjusted EBITDA margins – quarter annualized	66%	67%		67%		69%		70%

Net Income, FFO, and AFFO
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$22,442	$21,000		$10,646	(3)	$17,616		$18,368
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$70,042	$70,905		$67,101		$69,964		$59,704
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted, as adjusted	$70,042	$72,936		$67,101		$65,790		$66,252
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$67,965	$66,295		$65,016		$63,967		$62,457

Per Share Data
Earnings per share – diluted	$0.36	$0.33		$0.17	(3)	$0.29		$0.30
FFO per share – diluted	$1.11	$1.12		$1.08		$1.13		$0.97
FFO per share – diluted, as adjusted	$1.11	$1.16		$1.08		$1.07		$1.08
AFFO per share – diluted	$1.08	$1.05		$1.04		$1.04		$1.02

Asset Base Statistics
Number of properties at end of period	173	178		177		182		174
Rentable square feet at end of period	16,659,448	17,105,952		16,686,146		16,969,752		15,595,451
Occupancy of operating properties at end of period	93.0%	93.4%		93.0%		92.9%		94.2%
Occupancy of operating and redevelopment properties at end of period	90.1%	89.8%		88.3%		86.9%		87.9%

Leasing Activity and Same Property Performance
Leasing activity – Qtr rentable square feet	702,901	677,781		732,094		959,295		911,926
Leasing activity – Qtr percentage change in rental rates – cash basis	5.9%	(2.9%	)	(2.9%	)	(0.8%	)	(2.8%	)
Leasing activity – Qtr percentage change in rental rates – GAAP basis	12.7%	2.6%		7.6%		5.8%		3.3%
Same property – Qtr percentage change in net operating income – cash basis	8.8%	6.3%		4.3%		1.6%		1.7%
Same property – Qtr percentage change in net operating income – GAAP basis	0.4%	0.7%		(0.9%	)	(0.2%	)	(0.7%	)

(1)                         Represents quarter annualized metrics. We believe key credit metrics for the three months ended March 31, 2013, annualized, reflect the completion of many development and redevelopment projects and are indicative of the Company’s current operating trends.

(2)                         Excluding $5.8 million recognized in the second quarter of 2012 related to a realized gain on an equity investment primarily related to one non-tenant life science entity, net debt to Adjusted EBITDA was 7.6x.

(3)                         Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted excluding $9.8 million, or $0.16 per share, impairment of real estate, was $20.4 million, or $0.33 per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Core Operating Metrics

March 31, 2013

(Unaudited)

Quarterly percentage change in same property NOI

Percentage change in rental rates on renewed/re-leased space

Occupancy percentage

Solid leasing capabilities – rentable square feet leased

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	14

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

March 31, 2013

(Dollars in thousands)

(Unaudited)

Three Months Ended
Same property data	March 31, 2013
Percentage change in net operating income – cash basis	8.8%
Percentage change in net operating income – GAAP basis	0.4%

Number of properties	135
Rentable square feet	10,451,623
Occupancy - current period	92.5%
Occupancy - same period prior year	92.3%

The following table presents a comparison of the components of same property and non-same property NOI for the three months ended March 31, 2013, compared to the three months ended March 31, 2012, and a reconciliation of NOI to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
Revenues:	2013	2012	% Change
Total revenues – same properties	$122,377	$119,996	2.0%
Total revenues – non-same properties	28,003	15,715	78.2
Total revenues – GAAP basis	150,380	135,711	10.8

Expenses:
Rental operations – same properties	35,824	33,748	6.2
Rental operations – non-same properties	9,400	6,705	40.2
Total rental operations	45,224	40,453	11.8

Net operating income:
Net operating income – same properties	86,553	86,248	0.4
Net operating income – non-same properties	18,603	9,010	106.5
Total net operating income – GAAP basis	105,156	95,258	10.4

Other expenses:
General and administrative	11,648	10,357	12.5
Interest	18,020	16,226	11.1
Depreciation and amortization	46,065	41,786	10.2
Loss on early extinguishment of debt	–	623	(100.0)
Total other expenses	75,733	68,992	9.8
Income from continuing operations	$29,423	$26,266	12.0%

Net operating income – same properties – GAAP basis	$86,553	$86,248	0.4%
Less: straight-line rent adjustments	(516)	(7,194)	(92.8)
Net operating income – same properties – cash basis	$86,037	$79,054	8.8%

The following table reconciles same properties to total properties for the three months ended March 31, 2013:

	Number of Properties		Number of Properties			Number of Properties
Development – active		Development – deliveries since January 1, 2012			Development/Redevelopment – Asia	7	(1)
225 Binney Street	1	Canada	–	(2)
409/499 Illinois Street	2	4755 Nexus Center Drive	1		Properties acquired since January 1, 2012
269 East Grand Avenue	1	5200 Illumina Way	1		6 Davis Drive	1
430 East 29th Street	1	400/450 East Jamie Court	2
75/125 Binney Street	1	259 East Grand Avenue	1
	6		5

Redevelopment – active		Redevelopment – deliveries since January 1, 2012			Properties held for sale	3
400 Technology Square	1	3530/3550 John Hopkins Court	2		Total properties excluded from same properties	38
4757 Nexus Center Drive	1	6275 Nancy Ridge Drive	1		Same properties	135
1551 Eastlake Avenue	1	10300 Campus Point Drive	1		Total properties as of March 31, 2013	173
1616 Eastlake Avenue	1	620 Professional Drive	1
285 Bear Hill Road	1	20 Walkup Drive	1
343 Oyster Point Boulevard	1	11119 North Torrey Pines Road	1
9800 Medical Center Drive	3		7
	9

(1)             Property count includes one development delivery, one property acquired since January 1, 2012, and five active development and redevelopment properties.

(2)             Represents two buildings included in our property listing as one property.  One of the two buildings represents the ground-up development completed during the year ended December 31, 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Same Property Performance Historical Results

March 31, 2013

(Dollars in thousands)

(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance has been based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the periods presented. The alternative calculations presented below include 1) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and 2) the same property performance for the operating portfolio including those assets that were either under active redevelopment or previously completed redevelopments. From 2008 through 2012, our same property performance was generally consistent in each of the three calculations. For the three month ended March 31, 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in net operating income as a result of the completion of the conversion of non-laboratory space (with lower net operating income) to laboratory space (with higher net operating income) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceeding period - cash basis

Percentage change in same property NOI over preceeding period - GAAP basis

(1)             Recently delivered developments and redevelopments are included in the same property data in the periods after their completion only if the property was operating during the entire same property periods. For example, projects completed in 2010 are included in 2012 vs. 2011 same property performance. Additionally, projects completed in 2011 are excluded from the 2012 vs. 2011 same property performance but included in the three months ended March 31, 2013 vs. three months ended March 31, 2012 same property performance.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

March 31, 2013

(Unaudited)

	Three Months Ended		Twelve Months Ended			Year Ended
	March 31, 2013		March 31, 2013			December 31, 2012				December 31, 2011			December 31, 2010
Leasing activity:	Cash	GAAP	Cash		GAAP	Cash		GAAP		Cash		GAAP	Cash	GAAP
Lease expirations
Number of leases	49	49	152		152	162		162		158		158	129	129
Rentable square footage	360,956	360,956	2,183,948		2,183,948	2,350,348		2,350,348		2,689,257		2,689,257	2,416,291	2,416,291
Expiring rates	$32.83	$30.21	$30.95		$28.15	$30.03		$27.65		$29.98		$28.42	$27.18	$28.54

Renewed/re-leased space
Number of leases	19	19	85		85	102		102		109		109	89	89
Leased rentable square footage	155,881	155,881	1,356,755		1,356,755	1,475,403		1,475,403		1,821,866		1,821,866	1,777,966	1,777,966
Expiring rates	$29.70	$28.12	$31.78		$30.20	$30.47		$28.87		$30.73		$28.79	$28.84	$30.54
New rates	$31.45	$31.70	$31.45		$32.08	$29.86		$30.36		$30.16		$30.00	$29.41	$32.04
Rental rate changes	5.9%	12.7%	(1.0%	)	6.2%	(2.0%	) (1)	5.2%	(1)	(1.9%	)	4.2%	2.0%	4.9%
TI’s/lease commissions per square foot	$5.66	$5.66	$5.93		$5.93	$6.22		$6.22		$5.82		$5.82	$4.40	$4.40
Average lease terms	2.6 years	2.6 years	4.7 years		4.7 years	4.7 years		4.7 years		4.2 years		4.2 years	8.1 years	8.1 years

Developed/redeveloped/previously vacant space leased
Number of leases	25	25	83		83	85		85		81		81	53	53
Rentable square footage	547,020	547,020	1,715,316		1,715,316	1,805,693		1,805,693		1,585,610		1,585,610	966,273	966,273
New rates	$50.89	$52.54	$35.08		$36.30	$30.66		$32.56		$33.45		$36.00	$36.33	$39.89
TI’s/lease commissions per square foot	$7.52	$7.52	$9.77		$9.77	$11.02		$11.02		$12.78		$12.78	$8.10	$8.10
Average lease terms	10.4 years	10.4 years	9.2 years		9.2 years	9.0 years		9.0 years		8.9 years		8.9 years	9.7 years	9.7 years

Leasing activity summary:
Totals (2)
Number of leases	44	44	168		168	187		187		190		190	142	142
Rentable square footage	702,901	702,901	3,072,071		3,072,071	3,281,096		3,281,096		3,407,476		3,407,476	2,744,239	2,744,239
New rates	$46.58	$47.92	$33.48		$34.44	$30.30		$31.57		$31.69		$32.79	$31.84	$34.80
TI’s/lease commissions per square foot	$7.11	$7.11	$8.07		$8.07	$8.87		$8.87		$9.06		$9.06	$5.70	$5.70
Average lease terms	8.7 years	8.7 years	7.3 years		7.3 years	7.1 years		7.1 years		6.4 years		6.4 years	8.7 years	8.7 years

(1)             Excluding one lease for 48,000 rentable square feet in the Research Triangle Park market, and two leases for 141,000 rentable square feet in the Suburban Washington, D.C., market, rental rates for renewed/re-leased space were, on average, 0.4% higher and 7.1% higher than rental rates for expiring leases on a cash and GAAP basis, respectively.

(2)             Excludes 14 month-to-month leases for approximately 53,946 rentable square feet.

During the three months ended March 31, 2013, we granted tenant concessions/free rent averaging approximately 1.2 month with respect to the 702,901 rentable square feet leased.

Lease Structure	March 31, 2013
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	96%
Percentage of leases providing for the recapture of capital expenditures	92%

The following chart presents our total rentable square feet leased by development/redevelopment space leased and renewed/re-leased/previously vacant space leased:

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2013

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2013	63	(1)	568,189	(1)	4.1%	$29.30
2014	93		1,175,374		8.6%	$29.20
2015	75		1,385,596		10.1%	$32.75
2016	57		1,342,621		9.8%	$30.20
2017	63		1,573,451		11.5%	$30.58
2018	28		1,185,758		8.6%	$39.80
2019	22		680,031		5.0%	$32.85
2020	16		762,229		5.6%	$40.25
2021	20		799,802		5.8%	$37.12
2022	15		551,214		4.0%	$29.43
Thereafter	26		2,278,602		16.6%	$39.96

								Annualized
	2013 RSF of Expiring Leases							Base Rent of
		Negotiating/		Targeted for	Remaining			Expiring Leases		Market Rent
Market	Leased	Anticipating		Redevelopment	Expiring Leases	Total		(per RSF)		per RSF (2)
Greater Boston	4,543	31,640		–	93,642	129,825		$38.24		$25.00 - $59.00
San Francisco Bay Area	49,125	29,184		–	49,915	128,224		24.76		$20.00 - $47.00
San Diego	–	–		–	61,463	61,463		23.12		$16.00 - $36.00
Greater NYC	–	–		–	–	–		–		N/A
Suburban Washington, D.C.	–	121,068	(3)	–	54,163	175,231		33.83		$15.00 - $32.00
Seattle	–	1,350		–	5,938	7,288		17.12		$17.00 - $44.00
Research Triangle Park	1,658	10,603		–	39,044	51,305		16.46		$10.00 - $32.00
Canada	–	–		–	–	–		–		N/A
Non-cluster markets	–	3,508		–	1,000	4,508		12.35		$14.00 - $25.00
Asia	–	5,587		–	4,758	10,345		13.14	(4)	$11.00 - $26.00
Total	55,326	202,940		–	309,923	568,189	(1)	$29.30
Percentage of expiring leases	10%	36%		–%	54%	100%

							Annualized
	2014 RSF of Expiring Leases						Base Rent of
		Negotiating/	Targeted for		Remaining		Expiring Leases		Market Rent
Market	Leased	Anticipating	Redevelopment		Expiring Leases	Total	(per RSF)		per RSF (2)
Greater Boston	–	63,360	–		258,609	321,969	$37.97		$25.00 - $59.00
San Francisco Bay Area	19,177	31,760	–		292,842	343,779	27.22		$20.00 - $47.00
San Diego	–	–	–		42,717	42,717	24.72		$16.00 - $36.00
Greater NYC	–	5,271	–		85,497	90,768	38.65		$20.00 - $70.00
Suburban Washington, D.C.	7,638	8,319	85,297	(5)	71,474	172,728	19.36		$15.00 - $32.00
Seattle	–	13,935	–		5,794	19,729	43.01		$17.00 - $44.00
Research Triangle Park	–	10,527	–		38,721	49,248	21.96		$10.00 - $32.00
Canada	12,649	–	–		80,008	92,657	23.29		$20.00 - $30.00
Non-cluster markets	–	–	–		15,817	15,817	19.99		$14.00 - $25.00
Asia	–	15,760	–		3,862	19,622	13.43	(4)	$11.00 - $26.00
Total	39,464	148,932	85,297		895,341	1,169,034	$29.20
Percentage of expiring leases	3%	13%	7%		77%	100%

(1)             Excludes 14 month-to-month leases for approximately 53,946 rentable square feet.

(2)             Based upon rental rates achieved in recently executed leases over the trailing 12 months and our estimate of market rents.

(3)             Includes 54,906 rentable square feet at 5 Research Court.  We expect the tenant to extend their lease beyond their 2013 lease expiration date.  This property consists of non-laboratory space and upon rollover will undergo conversion into laboratory space through redevelopment.

(4)             Our current investment in this property is approximately $90 per rentable square foot.

(5)             Represents projects containing 60,000 rentable square feet and 25,000 rentable square feet at 930 Clopper Road and 1500 East Gude Drive, respectively, which we expect to convert from non-laboratory space to laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties and Occupancy

March 31, 2013

(Dollars in thousands)

(Unaudited)

Summary of properties

	Rentable Square Feet					Number of
Market	Operating	Development	Redevelopment	Total	% Total	Properties	Annualized Base Rent

Greater Boston	3,043,048	691,487	76,241	3,810,776	23%	36	$118,060	27%

San Francisco Bay Area	2,486,751	330,030	53,980	2,870,761	17	26	93,816	22

San Diego	2,575,121	–	68,423	2,643,544	16	33	83,636	20

Greater NYC	494,656	419,806	–	914,462	5	6	31,844	7

Suburban Washington, D.C.	2,086,468	–	67,055	2,153,523	13	29	43,172	10

Seattle	680,835	–	65,681	746,516	4	10	28,346	7

Research Triangle Park	941,807	–	–	941,807	6	14	18,852	4

Canada	1,103,507	–	–	1,103,507	7	5	9,258	2

Non-cluster markets	61,002	–	–	61,002	–	2	611	–

North America	13,473,195	1,441,323	331,380	15,245,898	91	161	427,595	99

Asia	603,987	618,976	99,143	1,322,106	8	9	4,337	1

Continuing operations	14,077,182	2,060,299	430,523	16,568,004	99	170	$431,932	100%

Discontinued operations	91,444	–	–	91,444	1	3	1,138

Total	14,168,626	2,060,299	430,523	16,659,448	100%	173	$433,070

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	December 31, 2012	March 31, 2012
Greater Boston	95.8%	94.6%	91.7%	93.5%	91.6%	83.0%

San Francisco Bay Area	95.8	97.8	96.2	93.8	95.7	93.9

San Diego	93.4	95.1	96.1	91.0	91.9	81.5

Greater NYC	98.4	95.7	93.0	98.4	95.7	93.0

Suburban Washington, D.C.	90.8	90.9	94.2	88.0	88.1	90.4

Seattle	96.7	93.9	96.7	88.2	80.1	91.4

Research Triangle Park	93.6	95.5	95.8	93.6	95.5	95.8

Canada	94.7	98.1	91.8	94.7	98.1	91.8

Non-cluster markets	54.0	51.4	51.4	54.0	51.4	51.4

North America	94.2	94.6	94.2	91.8	91.6	87.9

Asia	67.1	66.2	N/A	57.7	55.3	N/A

Continuing operations	93.0%	93.4%	94.2%	90.1%	89.8%	87.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing

March 31, 2013

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,369	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,585	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	8,082	93.2	93.2
400 Technology Square	Cambridge/Inner Suburbs	162,153	–	49,971	212,124	1	8,976	100.0	76.4
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,160	100.0	100.0
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,477	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,584	82.4	82.4
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,564	79.7	79.7
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,809	87.6	87.6
225 Binney Street	Cambridge/Inner Suburbs	–	305,212	–	305,212	1	–	N/A	N/A
75/125 Binney Street	Cambridge/Inner Suburbs	–	386,275	–	386,275	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,534	100.0	100.0
480 Arsenal Street	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,644	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,402	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	–	–	99,350	2	6,671	100.0	100.0
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	25,309	–	–	25,309	1	171	34.8	34.8
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	1,143	100.0	100.0
100 Beaver Street	Route 128	82,330	–	–	82,330	1	1,949	85.7	85.7
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	395	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	878	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	752	100.0	100.0
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	544	100.0	100.0
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
20 Walkup Drive	Route 495/Worcester	91,045	–	–	91,045	1	649	100.0	100.0
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	92	42.5	42.5
Greater Boston		3,043,048	691,487	76,241	3,810,776	36	$118,060	95.8%	93.5%

San Francisco Bay Area
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$7,029	97.8%	97.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	8,220	89.5	89.5
455 Mission Bay Boulevard South	Mission Bay	210,398	–	–	210,398	1	8,556	97.8	97.8
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,197	100.0	100.0
249/259 East Grand Avenue	South San Francisco	300,119	–	–	300,119	2	11,473	100.0	100.0
269 East Grand Avenue	South San Francisco	–	107,250	–	107,250	1	–	N/A	N/A
341/343 Oyster Point Boulevard	South San Francisco	53,980	–	53,980	107,960	2	1,190	100.0	50.0
400/450 East Jamie Court	South San Francisco	163,035	–	–	163,035	2	4,202	81.6	81.6
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard (1)	South San Francisco	150,960	–	–	150,960	3	3,768	91.0	91.0
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,395	–	–	136,395	1	4,164	99.7	99.7
901/951 Gateway Boulevard (1)	South San Francisco	170,244	–	–	170,244	2	5,276	88.3	88.3
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,033	87.3	87.3
2625/2627/2631 Hanover Street	Peninsula	32,074	–	–	32,074	1	1,328	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,884	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,530	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	2,044	100.0	100.0
849/863 Mitten Road &866 Malcolm Road	Peninsula	103,611	–	–	103,611	1	2,221	96.8	96.8
San Francisco Bay Area		2,486,751	330,030	53,980	2,870,761	26	$93,816	95.8%	93.8%

(1)             The vacancy at these properties was primarily attributed to Onyx Pharmaceuticals, Inc.’s move out in the first quarter of 2013 into newly developed space at 259 East Grand Avenue.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing

March 31, 2013

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	—	—	96,641	1	$2,978	95.7%	95.7%
10975 North Torrey Pines Road	Torrey Pines	44,733	—	—	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	72,245	—	—	72,245	1	1,495	62.7	62.7
3010 Science Park Road	Torrey Pines	74,557	—	—	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	—	—	158,645	2	7,125	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	241,191	—	—	241,191	4	7,815	96.2	96.2
10300 Campus Point Drive	University Town Center	449,759	—	—	449,759	1	15,783	96.1	96.1
4755/4757/4767 Nexus Center Drive	University Town Center	110,535	—	68,423	178,958	3	4,252	100.0	61.8
5200 Illumina Way	University Town Center	497,078	—	—	497,078	1	19,531	100.0	100.0
9363/9373/9393 Towne Centre Drive	University Town Center	138,578	—	—	138,578	3	3,508	91.3	91.3
9880 Campus Point Drive	University Town Center	71,510	—	—	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	—	—	87,298	1	940	44.0	44.0
5871 Oberlin Drive	Sorrento Mesa	33,817	—	—	33,817	1	832	86.8	86.8
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	—	—	56,698	1	1,586	100.0	100.0
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	105,812	—	—	105,812	3	1,215	55.5	55.5
7330 Carroll Road	Sorrento Mesa	66,244	—	—	66,244	1	2,341	100.0	100.0
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	—	—	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	—	—	66,442	3	1,621	100.0	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	—	—	60,545	1	1,534	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego		2,575,121	—	68,423	2,643,544	33	$83,636	93.4%	91.0%

Greater NYC
430 East 29th Street	Manhattan	—	419,806	—	419,806	1	$—	N/A	N/A
450 East 29th Street	Manhattan	309,141	—	—	309,141	1	25,277	99.8%	99.8%
100 Phillips Parkway	Bergen County	78,501	—	—	78,501	1	2,213	90.8	90.8
102 Witmer Road	Pennsylvania	50,000	—	—	50,000	1	3,345	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	—	—	21,859	1	274	100.0	100.0
701 Veterans Circle	Pennsylvania	35,155	—	—	35,155	1	735	100.0	100.0
Greater NYC		494,656	419,806	—	914,462	6	$31,844	98.4%	98.4%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	—	—	49,185	1	$1,169	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	—	—	131,511	1	2,877	94.0	94.0
1405 Research Boulevard	Rockville	71,669	—	—	71,669	1	2,119	100.0	100.0
1500/1550 East Gude Drive (1)	Rockville	90,489	—	—	90,489	2	1,511	90.5	90.5
14920 Broschart Road	Rockville	48,500	—	—	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	—	—	38,203	1	741	85.8	85.8
5 Research Court (2)	Rockville	54,906	—	—	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	—	—	63,852	1	2,364	100.0	100.0
9800 Medical Center Drive	Rockville	214,531	—	67,055	281,586	4	7,346	90.0	68.6
9920 Medical Center Drive	Rockville	58,733	—	—	58,733	1	455	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	—	—	54,874	1	997	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	—	—	71,000	1	1,052	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	—	—	132,639	3	3,228	95.9	95.9
401 Professional Drive	Gaithersburg	63,154	—	—	63,154	1	1,063	88.7	88.7
620 Professional Drive	Gaithersburg	26,127	—	—	26,127	1	—	—	—
708 Quince Orchard Road	Gaithersburg	49,624	—	—	49,624	1	1,145	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	—	—	92,449	1	2,766	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	—	—	180,650	1	3,305	89.8	89.8
930/940 Clopper Road (3)	Gaithersburg	104,302	—	—	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	—	—	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	—	—	191,884	1	1,459	56.3	56.3
14225 Newbrook Drive	Northern Virginia	248,186	—	—	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,086,468	—	67,055	2,153,523	29	$43,172	90.8%	88.0%

(1)             Includes 25,000 rentable square feet of non-laboratory space, which we intend to convert into laboratory space through redevelopment.

(2)             Represents a project containing 54,906 rentable square feet at 5 Research Court.  We expect the tenant to extend their lease beyond their 2013 lease expiration date.  This property consists of non-laboratory space and upon rollover will undergo conversion into laboratory space through redevelopment.

(3)             Includes 60,000 rentable square feet of non-laboratory space, which we intend to convert into laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing

March 31, 2013

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	77,821	—	39,661	117,482	1	2,322	100.0	66.2
1600 Fairview Avenue	Lake Union	27,991	—	—	27,991	1	1,281	100.0	100.0
1616 Eastlake Avenue	Lake Union	142,688	—	26,020	168,708	1	5,703	92.4	78.1
199 East Blaine Street	Lake Union	115,084	—	—	115,084	1	6,184	100.0	100.0
219 Terry Avenue North	Lake Union	30,961	—	—	30,961	1	1,490	99.2	99.2
3000/3018 Western Avenue	Elliott Bay	47,746	—	—	47,746	1	1,795	100.0	100.0
410 West Harrison Street & 410 Elliott Avenue West	Elliott Bay	35,175	—	—	35,175	2	823	67.4	67.4
Seattle		680,835	—	65,681	746,516	10	$28,346	96.7%	88.2%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	—	—	65,965	1	$1,065	100.0%	100.0%
108/110/112/114 Alexander Drive	Research Triangle Park	158,417	—	—	158,417	1	4,996	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	—	—	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	—	—	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	—	—	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	—	—	30,122	1	445	79.1	79.1
7 Triangle Drive	Research Triangle Park	96,626	—	—	96,626	1	3,157	100.0	100.0
7010/7020/7030 Kit Creek Road	Research Triangle Park	133,654	—	—	133,654	3	1,604	70.9	70.9
800/801 Capitola Drive	Research Triangle Park	120,905	—	—	120,905	2	1,912	87.6	87.6
6 Davis Drive	Research Triangle Park	100,000	—	—	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	45,023	—	—	45,023	1	808	100.0	100.0
Research Triangle Park		941,807	—	—	941,807	14	$18,852	93.6%	93.6%

Canada
Canada		46,032	—	—	46,032	1	$1,837	100.0%	100.0%
Canada		66,000	—	—	66,000	1	1,202	100.0	100.0
Canada		142,935	—	—	142,935	1	3,073	88.0	88.0
Canada		68,000	—	—	68,000	1	3,146	100.0	100.0
Canada (1)		780,540	—	—	780,540	1	N/A	N/A	N/A
Total Canada		1,103,507	—	—	1,103,507	5	$9,258	94.7%	94.7%

Non-cluster markets		61,002	—	—	61,002	2	$611	54.0%	54.0%

North America		13,473,195	1,441,323	331,380	15,245,898	161	$427,595	94.2%	91.8%

Asia		603,987	618,976	99,143	1,322,106	9	$4,337	67.1%	57.7%

Continuing operations		14,077,182	2,060,299	430,523	16,568,004	170	$431,932	93.0%	90.1%

Properties “held for sale” (2)		91,444	—	—	91,444	3	$1,138

Total		14,168,626	2,060,299	430,523	16,659,448	173	$433,070

(1)             Represents land and improvements subject to a ground lease with a client tenant.

(2)             The following table summarizes properties “held for sale” as of March 31, 2013:

				Net Operating Income
Address	Market - Submarket	RSF	Occupancy	1Q13	Estimate 2013
6146/6166 Nancy Ridge Drive	San Diego - Sorrento Mesa	51,273	57.2%	$126	$(17)
702 Electronic Drive	Greater NYC - Pennsylvania	40,171	92.7	112	432
		91,444	72.8%	$238	$415

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Client Tenants and Client Tenant Mix

March 31, 2013

(Dollars in thousands)

(Unaudited)

Top 20 client tenants

			Remaining Lease		Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment-Grade Client Tenants (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Client Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	11	3.8	3.9	612,424	3.7%	$30,515	7.1%	AA	Aa2	AA-	—
2	Illumina, Inc.	1	18.6	18.6	497,078	3.0	19,531	4.5	—	—	—	—
3	Bristol-Myers Squibb Company	6	4.6	4.9	419,624	2.5	15,840	3.7	A	A2	A+	—
4	Eli Lilly and Company	5	8.3	9.9	262,182	1.6	15,068	3.5	A	A2	AA-	—
5	FibroGen, Inc.	1	10.6	10.6	234,249	1.4	14,197	3.3	—	—	—	—
6	Roche	3	5.0	5.1	348,918	2.1	13,867	3.2	AA-	A1	AA	—
7	United States Government	9	4.0	5.0	332,578	2.0	13,103	3.0	AAA	Aaa	AA+	—
8	GlaxoSmithKline plc	5	6.7	6.4	208,394	1.2	10,232	2.4	A+	A1	A+	—
9	Celgene Corporation	3	8.4	8.3	250,586	1.5	9,340	2.2	—	Baa2	BBB+	—
10	Massachusetts Institute of Technology	4	4.2	4.4	185,403	1.1	8,499	2.0	—	Aaa	AAA	✓
11	Onyx Pharmaceuticals, Inc.	2	10.1	10.1	228,373	1.4	8,498	2.0	—	—	—	—
12	NYU-Neuroscience Translational Research Institute	2	11.9	10.8	86,756	0.5	8,012	1.8	A-	A3	AA-	✓
13	The Regents of the University of California	3	8.4	8.4	188,654	1.1	7,787	1.8	AA	Aa1	AA	✓
14	Alnylam Pharmaceuticals, Inc.	1	3.5	3.5	129,424	0.8	6,081	1.4	—	—	—	—
15	Gilead Sciences, Inc.	1	7.3	7.3	109,969	0.7	5,824	1.3	—	Baa1	A-	—
16	Pfizer Inc.	2	6.2	5.9	116,518	0.7	5,502	1.3	A+	A1	AA	—
17	The Scripps Research Institute	2	3.7	3.6	101,475	0.6	5,200	1.2	AA-	Aa3	—	✓
18	Theravance, Inc. (4)	2	7.2	7.2	130,342	0.8	4,895	1.1	—	—	—	—
19	Infinity Pharmaceuticals, Inc.	2	1.8	1.8	68,020	0.4	4,423	1.0	—	—	—	—
20	Quest Diagnostics Incorporated	1	3.8	3.8	248,186	1.5	4,341	1.0	BBB+	Baa2	BBB+	—
	Total/weighted average top 20	66	7.3	7.5	4,759,153	28.6%	$210,755	48.8%

(1)             Represents remaining lease term in years based on percentage of leased square feet.

(2)             Represents remaining lease term in years based on percentage of annualized base rent in effect as of March 31, 2013.

(3)             Ratings obtained from Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.

(4)             As of February 14, 2013, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Multinational Pharmaceutical	Institutional: University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private

•      Astellas Pharma Inc.

•      AstraZeneca PLC

•      Bayer AG

•      Bristol-Myers Squibb Company

•      Eisai Co., Ltd.

•      Eli Lilly and Company

•      Genomics Institute of the Novartis Research Foundation

•      GlaxoSmithKline plc

•      Novartis AG

•      Pfizer Inc.

•      Roche

•      Sanofi

•      Shire plc

•      UCB S.A.

•      California Institute of Technology

•      Dana-Farber Cancer Institute, Inc.

•      Duke University

•      Environmental Protection Agency

•      Fred Hutchinson Cancer Research    Center

•      Massachusetts Institute of Technology

•      National Institutes of Health

•      NYU-Neuroscience Translational Research Institute

•      Sanford-Burnham Medical Research Institute

•      Stanford University

•      The Regents of the University of          California

•      The Scripps Research Institute

•      UMass Memorial Health Care, Inc.

•      UNC Health Care System

•      United States Government

•      University of Washington

•      Aramco Services Company, Inc.

•      Canon U.S. Life Sciences, Inc.

•      Covance Inc.

•      DSM N.V.

•      Fluidigm Corporation

•      Illumina, Inc.

•      Laboratory Corporation of America Holdings

•      Life Technologies Corporation

•      Monsanto Company

•      Qiagen N.V.

•      Quest Diagnostics Incorporated

•      Sapphire Energy, Inc.

•      Thermo Fisher Scientific, Inc.

•      Alnylam Pharmaceuticals, Inc.

•      Amgen Inc.

•      ARIAD Pharmaceuticals, Inc.

•      Biogen Idec Inc.

•      Celgene Corporation

•      Constellation Pharmaceuticals, Inc.

•      Epizyme, Inc.

•      Fate Therapeutics, Inc.

•      FibroGen, Inc.

•      FORMA Therapeutics, Inc.

•      Gilead Sciences, Inc.

•      Infinity Pharmaceuticals, Inc.

•      Kadmon Corporation, LLC

•      Medicago Inc.

•      Nektar Therapeutics

•      Onyx Pharmaceuticals, Inc.

•      Proteostasis Therapeutics, Inc.

•      Quanticel Pharmaceuticals, Inc.

•      Theravance, Inc.

•      Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Investments in Real Estate

March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

Summary of investments in real estate

	March 31, 2013			December 31, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Rental properties:
Land (related to rental properties)	$516,957			$522,664
Buildings and building improvements	4,955,207			4,933,314
Other improvements	163,864			189,793
Rental properties	5,636,028	14,168,626	$398	5,645,771	14,953,968	$378
Less: accumulated depreciation	(849,891)			(875,035)
Rental properties, net	4,786,137			4,770,736

Construction in progress (“CIP”)/current value-added projects:
Active development in North America	579,273	1,441,323	402	431,578	947,798	455
Investment in unconsolidated real estate entity	30,730	413,536	74	28,656	413,536	69
Active redevelopment in North America	141,470	331,380	427	199,744	431,624	463
Generic infrastructure/building improvement projects in North America	62,869			80,599
Active development and redevelopment in Asia	101,357	718,119	141	101,602	734,444	138
	915,699	2,904,358	315	842,179	2,527,402	333

Subtotal	5,701,836	17,072,984	334	5,612,915	17,481,370	321

Land/future value-added projects:
Land subject to sale negotiations (1)	45,378	399,888	113	–	–	–
Land undergoing preconstruction activities (additional CIP) in North America	305,300	1,917,667	159	433,310	2,934,000	148
Land held for future development in North America	238,933	3,792,181	63	296,039	4,659,000	64
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	83,735	6,828,864	12	82,314	6,829,000	12
	673,346	12,938,600	52	811,663	14,422,000	56

Investments in real estate, net	6,375,182	30,011,584	$212	6,424,578	31,903,370	$201
Add: accumulated depreciation	849,891			875,035
Gross investments in real estate	$7,225,073	30,011,584		$7,299,613	31,903,370

(1)             See page 3 for additional information on our target non-income-producing asset sales for 2013.

Non-income-producing real estate assets as a percentage of gross investments in real estate

As of March 31, 2013, our active development and redevelopment projects represent 13% of gross investments in real estate, a significant amount of which is pre-leased and expected to be primarily delivered over the next one to eight quarters.  Land undergoing preconstruction activities represents 5% of gross investment in real estate.  The largest project included in land undergoing preconstruction consists of primarily all of our 1.2 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.  Land held for future development represent 4% of our non-income-producing assets.  Over the next few years, we may also identify certain land parcels for potential sale.  Non-income-producing assets as a percentage of our gross investments in real estate is targeted to decrease to a range from 15% to 17% by December 31, 2013, and targeted to be 15% or less for the subsequent periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures

March 31, 2013

(Unaudited)

The following assumptions are included in our guidance for funding the cost to complete the 75/125 Binney Street project (in thousands).

Construction spending - summary	Three Months Ended March 31, 2013	Projected Nine Months Ended December 31, 2013	Projected Year Ended December 31, 2013
Gross construction spending (1)	$115,090	$564,512 - 614,512	$679,602 - 729,602

Unconsolidated joint venture funding:
75/125 Binney JV partner capital/JV construction loan (2)	–	(47,025)	(47,025)
360 Longwood Avenue JV partner capital/JV construction loan	(10,816)	(51,761)	(62,577)
	(10,816)	(98,786)	(109,602)
ARE share of capital related to funding construction spending	$104,274	$465,726 - 515,726	$570,000 - 620,000

(1)             Represents 100% of construction spending for consolidated and unconsolidated projects

(2)             Projected joint venture.  See page 4 for further information.

Construction spending – actual	Three Months Ended March 31, 2013 (in thousands)
Development projects in North America	$43,831
Redevelopment projects in North America	24,562
Preconstruction	22,138
Generic infrastructure/building improvement projects in North America (1)	10,811
Development and redevelopment projects in Asia	2,932
Total construction spending	$104,274

Construction spending – projection	Nine Months Ended December 31, 2013 (in thousands)	Thereafter (in thousands)
Active development projects in North America (2)	$262,784	$163,244
Active redevelopment projects in North America	62,335	14,043
Preconstruction	33,760	TBD	(3)
Generic infrastructure/building improvement projects in North America (4)	36,728	TBD	(3)
Future projected construction projects (5)	42,320 - 92,320	TBD	(3)
Development and redevelopment projects in Asia	27,799	23,154
Total construction spending (2)	$465,726 - 515,726	$200,441

(1)	Includes revenue-enhancing projects and amounts shown in the table below related to non-revenue-enhancing capital expenditures.
(2)

Total construction spending for 2013 increased approximately $25 million at the mid-point of our guidance since last quarter primarily as a result of our estimated share of capital required for the commencement of two new ground-up development projects during the first quarter of 2013. Our estimated construction spend for 2013 increased by approximately $13 million as a result of the commencement of our 100% pre-leased development at 269 East Grand Avenue. The total estimated cost at completion for 75/125 Binney Street has not changed since our estimate as of December 31, 2012; however, the timing of construction and completion of our projected joint venture results in an increase in our estimated share of capital contributions to fund the completion of the project by approximately $10 million. See additional details on the 269 East Grand Avenue project on page 5 and the 75/125 Binney Street project on page 4.

(3)	Estimated spending beyond 2013 will be determined at a future date and is contingent upon many factors.
(4)	Includes, among others, generic infrastructure building improvement projects in North America, including 215 First Street, 7030 Kit Creek, and 1300 Quince Orchard Boulevard.
(5)	Includes future projected construction projects in North America, including 3013/3033 Science Park Road.

The table below shows the average per square foot of property-related non-revenue-enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Three Months Ended
Non-revenue-enhancing capital expenditures (1):	March 31, 2013
Major capital expenditures	$14,279
Other building improvements	$581,422
Square feet in asset base	14,214,400
Per square foot:
Major capital expenditures	$–
Other building improvements	$0.04
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$766,132
Re-tenanted square feet	48,484
Per square foot	$15.80
Renewal space
Tenant improvements and leasing costs	$115,931
Renewal square feet	107,397
Per square foot	$1.08

(1)	Major capital expenditures typically consist of significant improvements such as roof and HVAC system replacements. Other building improvements exclude major capital expenditures.
(2)	Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Development Projects in North America
March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Project RSF (1)		Leased Status RSF (1)
									% Leased/
Property/Market — Submarket	CIP	Total	Leased	Negotiating		Marketing		Total	Negotiating	Client Tenants
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston – Cambridge	305,212	305,212	305,212	–		–		305,212	100%	Biogen Idec Inc.
499 Illinois Street/San Francisco Bay Area – Mission Bay	222,780	222,780	–	162,549		60,231		222,780	73%	TBA
269 East Grand Avenue/San Francisco Bay Area – South San Francisco	107,250	107,250	107,250	–		–		107,250	100%	Onyx Pharmaceuticals, Inc.
430 East 29th Street/Greater NYC – Manhattan	419,806	419,806	60,816	152,488	(2)	206,502		419,806	51%	Roche/TBA

Projected unconsolidated joint venture
75/125 Binney Street/Greater Boston – Cambridge	386,275	386,275	244,123	–		142,152	(3)	386,275	63%	ARIAD Pharmaceuticals, Inc.

Consolidated development projects in North America	1,441,323	1,441,323	717,401	315,037		408,885		1,441,323	72%

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston – Longwood	413,536	413,536	154,100	–		259,436		413,536	37%	Dana-Farber Cancer Institute, Inc.

Total/weighted average	1,854,859	1,854,859	871,501	315,037		668,321		1,854,859	64%

	Investment (1)
				Projected		Cost	Initial Stabilized		Project	Initial
		Cost To Complete		Sale	Total at	Per	Yield (1)		Start	Occupancy	Stabilization
Property/Market – Submarket	CIP	2013	Thereafter	of Interest	Completion	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
All active development projects in North America
Consolidated development projects in North America
225 Binney Street/Greater Boston – Cambridge	$118,595	$61,678	$–	$–	$180,273	$591	7.5%	8.1%	4Q11	4Q13	4Q13
499 Illinois Street/San Francisco Bay Area – Mission Bay	$116,110	$14,298	$22,801	$–	$153,209	$688	6.4%	7.2%	2Q11	2Q14	2014
269 East Grand Avenue/San Francisco Bay Area – South San Francisco (4)	$8,037	$13,100	$30,163	$–	$51,300	$478	8.1%	9.3%	1Q13	4Q14	2014
430 East 29th Street/Greater NYC – Manhattan	$239,086	$113,879	$110,280	$–	$463,245	$1,103	6.6%	6.5%	4Q12	4Q13	2015

Projected unconsolidated joint venture
75/125 Binney Street/Greater Boston – Cambridge (5)	$97,445	$90,871	$163,123	$–	$351,439	$910	8.0%	8.2%	1Q13	1Q15	2015
JV partner capital/JV construction loan	$–	$(47,025)	$(163,123)	$–	$(210,148)
Projected sale of interest	$–	$–	$–	$(65,000)	$(65,000)
ARE investment in 75/125 Binney Street project	$97,445	$43,846	$–	$(65,000)	$76,291

Consolidated development projects in North America	$579,273	$246,801	$163,244	$(65,000)	$924,318

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston – Longwood	$148,596	$67,744	$133,660	$–	$350,000	$846	8.3%	8.9%	2Q12	4Q14	2016
JV partner capital/JV construction loan	$(123,638)	$(51,761)	$(133,660)	$–	$(309,059)
ARE investment in 360 Longwood Avenue	$24,958	$15,983	$–	$–	$40,941

Total/weighted average	$604,231	$262,784	$163,244	$(65,000)	$965,259

(1)

All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index

(2)	Represents 131,000 rentable square feet subject to an executed letter of intent with the remainder subject to letters of intent or lease negotiations.
(3)	ARIAD Pharmaceuticals, Inc. has potential additional expansion opportunities at 75 Binney Street through June 2014.
(4)	Funding for 70% of the estimated total investment at completion for 269 East Grand Avenue is expected to be provided primarily by a secured construction loan.
(5)

Represent the mid points of our guidance assumptions related to estimated funding amounts provided by joint venture partner capital, joint venture construction loan, and Alexandria. See page 4 for additional information on our range of guidance for funding on this project.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	26

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Development Projects in North America

March 31, 2013

Property	225 Binney Street	499 Illinois Street	269 East Grand Avenue
Market/Submarket	Greater Boston/Cambridge	San Francisco Bay Area/Mission Bay	San Francisco Bay Area/South San Francisco
RSF	305,212	222,780	107,250

Photograph/Rendering

Property	430 East 29th Street	75/125 Binney Street	360 Longwood Avenue
Market/Submarket	Greater New York/New York City	Greater Boston/ Cambridge	Greater Boston/Cambridge
RSF	419,806	386,275	413,536

Photograph/Rendering

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	27

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Redevelopment Projects in North America
March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Project RSF (1)			Leased Status RSF (1)
	In							% Leased/	Former	Use After
Property/Market – Submarket	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating	Use	Conversion	Client Tenants

All active redevelopment projects in North America
400 Technology Square/Greater Boston – Cambridge	162,153	49,971	212,124	169,939	–	42,185	212,124	80%	Office	Laboratory	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.
285 Bear Hill Road/Greater Boston – Route 128	–	26,270	26,270	26,270	–	–	26,270	100%	Office/ Manufacturing	Laboratory	Intelligent Medical Devices, Inc.
343 Oyster Point/San Francisco Bay Area – South San Francisco	–	53,980	53,980	42,445	–	11,535	53,980	79%	Office	Laboratory	Calithera BioSciences, Inc.; CytomX Therapeutics, Inc.
4757 Nexus Center Drive/San Diego – University Town Center	–	68,423	68,423	68,423	–	–	68,423	100%	Manufacturing/ Warehouse/ Office/R&D	Laboratory	Genomatica, Inc.
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville	8,001	67,055	75,056	75,056	–	–	75,056	100%	Office/Laboratory	Laboratory	National Institutes of Health
1551 Eastlake Avenue/Seattle – Lake Union	77,821	39,661	117,482	77,821	–	39,661	117,482	66%	Office	Laboratory	Puget Sound Blood Center and Program
1616 Eastlake Avenue/Seattle – Lake Union	40,756	26,020	66,776	40,756	–	26,020	66,776	61%	Office	Laboratory	Infectious Disease Research Institute
Total/weighted average	288,731	331,380	620,111	500,710	–	119,401	620,111	81%

	Investment (1)						Initial Stabilized		Project	Initial
	March 31, 2013		To Complete		Total at	Cost Per	Yield (1)		Start	Occupancy	Stabilization
Property/Market – Submarket	In Service	CIP	2013	Thereafter	Completion	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)

All active redevelopment projects in North America
400 Technology Square/Greater Boston – Cambridge	$99,980	$32,212	$9,176	$3,320	$144,688	$682	8.1%	8.9%	4Q11	4Q12	4Q13
285 Bear Hill Road/Greater Boston – Route 128	$–	$4,654	$4,542	$–	$9,196	$350	8.4%	8.8%	4Q11	3Q13	2013
343 Oyster Point/San Francisco Bay Area – South San Francisco	$–	$10,912	$5,560	$867	$17,339	$321	9.6%	9.8%	1Q12	3Q13	2014
4757 Nexus Center Drive/San Diego – University Town Center	$–	$5,879	$23,747	$5,203	$34,829	$509	7.6%	7.8%	4Q12	4Q13	4Q13 (2)
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville	$7,454	$61,251	$11,999	$–	$80,704	(3)	5.4%	5.4%	3Q09	1Q13	2013
1551 Eastlake Avenue/Seattle – Lake Union	$40,711	$16,841	$6,458	$–	$64,010	$545	6.7%	6.7%	4Q11	4Q11	4Q13
1616 Eastlake Avenue/Seattle – Lake Union	$22,589	$9,721	$853	$4,653	$37,816	$566	8.4%	8.6%	4Q12	2Q13	2014
Total/weighted average	$170,734	$141,470	$62,335	$14,043	$388,582

(1)

All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. As of March 31, 2013, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.

(2)

We expect to deliver 54,102 rentable square feet, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013. Genomatica, Inc. is contractually required to lease the remaining 14,411 rentable square feet 18 to 24 months following the delivery of the initial 54,102 rentable square foot space.

(3)

Our multi-tenant four building property at 9800 Medical Center Drive contains an aggregate of 281,586 rentable square feet. Our total cash investment in the entire four building property upon completion of the redevelopment will approximate $580 per square foot.  Our total expected cash investment for the four building property of approximately $580 per square foot includes our expected total investment at completion related to the 75,056 rentable square foot redevelopment of approximately $1,075 per square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	28

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Redevelopment Projects in North America

March 31, 2013

Property	400 Technology Square	285 Bear Hill Road	343 Oyster Point Boulevard
Submarket/Market	Cambridge/Greater Boston	Route 128/Greater Boston	South San Francisco/San Francisco Bay Area
RSF	212,124	26,270	53,980
Photograph/ Rendering
Year Acquired/ Built	Acquired in 2006	Acquired in 2011	Built in 2000

Redevelopment Opportunity Identified at Acquisition	Yes	Yes	N/A

Former Use	Office	Office/Manufacturing	Office

Use After Conversion	Laboratory	Laboratory	Laboratory

Projected GAAP NOI PSF	$61	$31	$31

Projected Redevelopment Budget PSF	$407	$197	$135

Key Tenants	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.	Intelligent Medical Devices, Inc.	Calithera Biosciences, Inc.; CytomX Therapeutics, Inc.

Other Key Attributes	9% increase in RSF through redevelopment; Formerly anchored by Forester Research as office use.	Conversion of office/manufacturing space through redevelopment. This portion of the building was originally developed by prior owner as office/manufacturing space in 1999.	Conversion of office space through redevelopment. This portion of the building was originally developed primarily as office in 2000.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	29

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Redevelopment Projects in North America

March 31, 2013

Property	4757 Nexus Center Drive	9800 Medical Center Drive
Submarket/Market	University Town Center/San Diego	Rockville/Suburban Washington, D.C.
RSF	68,423	75,056
Photograph/ Rendering
Year Acquired/ Built	Acquired in 1998	Acquired in 2004

Redevelopment Opportunity Identified at Acquisition	Yes	Yes

Former Use	Manufacturing/Warehouse/Office/R&D	Office/Laboratory

Use After Conversion	Laboratory	Laboratory

Projected GAAP NOI PSF	$40	$58

Projected Redevelopment Budget PSF	$470	$525

Key Tenants	Genomatica, Inc.	National Institutes of Health

Other Key Attributes	Campus has approximately 50,000 of additional developable square feet to accommodate growth by Genomatica, Inc. and other client tenants.	NIH initially leased space at the campus in 2005. Expansion into the redevelopment space extends their tenancy at property to a total term of approximately 23 years.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	30

ALEXANDRIA REAL ESTATE EQUITIES, INC.

All Active Redevelopment Projects in North America

March 31, 2013

Property	1551 Eastlake Avenue	1616 Eastlake Avenue
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle
RSF	117,482	66,776
Photograph/ Rendering
Year Acquired/ Built	Acquired in 2004	Built in 2003

Redevelopment Opportunity Identified at Acquisition	Yes	N/A

Former Use	Office	Office

Use After Conversion	Laboratory	Laboratory

Projected GAAP NOI PSF	$37	$49

Projected Redevelopment Budget PSF	$284	$132

Key Tenants	Puget Sound Blood Center and Program	Infectious Disease Research Institute

Other Key Attributes	Formerly occupied by the Bill & Melinda Gates Foundation as office use.	Conversion of office space through redevelopment. This portion of the building was originally developed as office space in 2003.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	31

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Undergoing Preconstruction Activities in North America

March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Land Undergoing Preconstruction Activities (Additional CIP) (1)
Property/Market - Submarket	Book Value	Square Feet (2)	Cost per Square Foot
Greater Boston:
Alexandria Center at Kendall Square-Residential - Cambridge/Inner Suburbs	$1,582	78,000	$20
Alexandria Center at Kendall Square-Lab/Office - Cambridge/Inner Suburbs	251,874	974,264	259
Subtotal - Alexandria Center at Kendall Square	253,456	1,052,264	241
Greater Boston	253,456	1,052,264	241

San Diego:
Science Park Road - Torrey Pines	16,298	176,500	92
5200 Illumina Way - University Town Center	14,298	392,983	36
10300 Campus Point - University Town Center	3,857	140,000	28
Executive Drive - University Town Center	3,919	49,920	79
San Diego	38,372	759,403	51

Seattle:
Eastlake Ave - Lake Union	13,472	106,000	127
Seattle	13,472	106,000	127

Total land undergoing preconstruction activities in North America	$305,300	1,917,667	$159

(1)             In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 rentable square feet in Alexandria CenterTM for Life Science - New York City related to an option under our ground lease. Also, our asset base contains additional embedded development opportunities aggregating approximately 644,000 rentable square feet which represents additional development and expansion rights related to existing rental properties. The 644,000 rentable square feet related to these additional development opportunities was previously included in land held for future development.

(3)             Square feet amounts are updated as necessary to reflect refinement of design of each building.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	32

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Undergoing Preconstruction Activities in North America

March 31, 2013

Property	Alexandria Center™ at Kendall Square	5200 Illumina Way
Submarket/Market	Cambridge/Greater Boston	University Town Center/San Diego
Aerial
Background

In 2Q10, Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully-integrated life science campus featuring four world-class laboratory/office facilities, high-quality amenities, and green space.

Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a YE12 market capitalization of $6.9 billion.

Update	• 4Q11: Commenced development of a build-to-suit for Biogen Idec Inc. at 225 Binney Street • 1Q13: Commenced development of build-to-suit for ARIAD Pharmaceuticals, Inc. at 75/125 Binney Street

•      4Q10: Acquired world-class campus from Biogen Idec Inc.

•      4Q10: Leased entire 3 building campus to Illumina, Inc.

•      4Q12: Completed development of fourth building with 127,373 rentable square feet for Illumina, Inc.

•      1Q13: Completed development of fifth building with 23,124 rentable square feet for Illumina, Inc.

Near-Term Opportunity

Laboratory ground-up development projects at 50 and 100 Binney Street aggregating approximately 1.0 million rentable square feet plus 228,000 rentable square feet of residential; subject to market conditions, we expect to commence development of these opportunities over the next one to three years likely through a joint venture. We believe the estimated investment, excluding land, to develop laboratory buildings, with an underground parking garage, on these parcels ranges from $660 to $825 per square foot.

Future ground-up development projects for two buildings (building 6 and 7) aggregating 392,983 rentable square feet; subject to market conditions, we expect to commence development of these opportunities over the next one to three years. We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $550 to $605 per square foot. Additionally, the site supports an above ground parking garage which Illumina, Inc. may elect to lease at a similar return to the Company as a new building.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	33

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Undergoing Preconstruction Activities in North America

March 31, 2013

Property	10300 Campus Point Drive	Dexter/Terry Avenue and Eastlake Avenue

Submarket/Market	University Town Center/San Diego	Lake Union/Seattle

Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 rentable square foot, multi-tenant campus in University Town Center.

Alexandria’s Dexter/Terry Avenue and Eastlake Avenue assets are located at Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington.

Update

•      4Q10: Acquired the manufacturing facility and began redeveloping it into a state-of-the-art laboratory property

•      3Q12: Completed redevelopment of 10300 Campus Point Drive, a 96% leased project with leading tenants including Eli Lilly and Company, Celgene Corporation, Covance Inc., and the Regents of the University of California

•      2010: Completed 115,084 rentable square foot build-to-suit for Gilead Sciences, Inc.

•      2011: Commenced redevelopment of 117,482 square foot project at 1551 Eastlake Avenue

•      2012: Commenced redevelopment of 66,776 square foot project at 1616 Eastlake Avenue

•      2012: Sold two assets to residential developers for an average sales price per square foot of approximately $72

•      2013: Sale of 810 Dexter Avenue North which is expected to close in 2013

Near-Term Opportunity

Ground-up development projects aggregating approximately 140,000 rentable square feet; subject to market conditions, we expect to commence development of these opportunities over the next one to three years. We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $550 to $605 per square foot.

Build-to suit opportunities, as well as expansion opportunities related to existing client tenants.  Subject to market conditions, we expect to monetize these land sites through dispositions or commencement of development over the next one to three years.  We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $375 to $550 per square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	34

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Held for Future Development in North America

March 31, 2013

(Unaudited)

	Land Held for Future Development (1)
Property/Market - Submarket	Book Value	Square Feet (2)	Cost per Square Foot
Greater Boston:
Alexandria Center at Kendall Square-Residential - Cambridge/Inner Suburbs	$3,413	150,000	$23
Subtotal - Alexandria Center at Kendall Square	3,413	150,000	23
Technology Square - Cambridge/Inner Suburbs	7,803	100,000	78
Greater Boston	$11,216	250,000	$45

San Francisco Bay Area:
Owens Street - Mission Bay	$27,762	290,059	$96
Grand Ave - South San Francisco	42,853	397,132	108
Rozzi/Eccles - South San Francisco	72,879	514,307	142
San Francisco Bay Area	$143,494	1,201,498	$119

Suburban Washington D.C.:
Medical Center Drive - Rockville	$7,548	292,000	$26
Research Boulevard - Rockville	6,698	347,000	19
Firstfield Road - Gaithersburg	4,052	95,000	43
Freedom Center Drive and Pyramid Place - Virginia	11,791	424,905	28
Suburban Washington D.C.	$30,089	1,158,905	$26

Seattle:
Dexter/Terry Ave - Lake Union	$18,747	232,300	$81
Eastlake Ave - Lake Union	15,241	160,266	95
Seattle	$33,988	392,566	$87

Other Markets	$20,146	789,212	$26

Future value-added projects in North America	$238,933	3,792,181	$63

(1)             In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 rentable square feet in Alexandria CenterTM for Life Science - New York City related to an option under our ground lease. Also, our asset base contains additional embedded development opportunities aggregating approximately 644,000 rentable square feet which represents additional development and expansion rights related to existing rental properties. The 644,000 rentable square feet related to these additional development opportunities was previously included in land held for future development.

(2)             Square feet amounts are updated as necessary to reflect refinement of design of each building.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	35

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Held for Future Development in North America

March 31, 2013

Property	Owens Street
Submarket/Market	Mission Bay/San Francisco Bay Area
Aerial
Background	The Alexandria Center™ for Science and Technology is the epicenter of innovation in the San Francisco Bay Area.
Update

•              2007: Completed development of 1700 Owens, anchored by the U.S. Government

•              2011: Completed development of 1500 Owens, anchored by Celgene Corporation

•              2011: Completed development of 455 Mission Bay Boulevard, anchored by Bayer AG

•              2011: Acquired 409/499 Illinois Street, anchored by FibroGen, Inc.

Future Opportunity

Ground-up development projects aggregating 290,059 rentable square feet at 1600 and 1450 Owens Street; subject to market conditions, we expect to monetize or commence development of these future opportunities.  We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $360 to $415 per square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	36

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Land Held for Future Development in North America
March 31, 2013

Property	East Grand Avenue	9800 Medical Center Drive
Submarket/Market	South San Francisco/San Francisco Bay Area	Rockville/Suburban Washington, D.C.
Aerial
Background	Alexandria owns and operates the headquarters campus of Onyx Pharmaceuticals, Inc., the cutting-edge global commercial-stage oncology company.	Alexandria’s 9800 Medical Center Drive campus is located in the heart of the Shady Grove Life Sciences Center.
Update

•                 2010: Completed development of 249 East Grand Avenue, 100% pre-leased to Onyx Pharmaceuticals, Inc.

•                 4Q12: Completed development of 259 East Grand Avenue, 100% pre-leased

•                 1Q13: Commenced construction on 269 East Grand Avenue, 100% pre-leased

•            1Q13: Alexandria completed redevelopment of 8,000 rentable square feet for National Institutes of Health

•            2013: Alexandria expects to complete redevelopment of 75,056 rentable square feet; 100% pre-leased to National Institutes of Health for 15 years

•            2013: Upon completion of the redevelopment, the National Institutes of Health will occupy approximately 135,000 rentable square feet, or 48% of the campus

Future Opportunity

Ground-up development projects aggregating 122,000 rentable square feet on the Onyx campus; subject to market conditions, we expect to commence development of this opportunity over the next one to three years.  We believe the estimated investment, excluding land, to develop a laboratory building on this parcel ranges from $375 to $430 per square foot. This site supports an above ground parking garage which Onyx may elect to lease at a similar return to the Company as a new building. Additionally, we also have approximately 789,000 rentable square feet of future opportunities at other sites in South San Francisco.

Future development projects for expansion opportunities of 260,721 rentable square feet at 9800 Medical Center Drive plus 378,279 rentable square feet at other well-located sites in Rockville.  We are not likely to commence ground-up development in the near-term given current market conditions.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	37

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Future Redevelopment Projects in North America

March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Land Undergoing Preconstruction Activities (Additional CIP) (1)			Land Held for Future Development (1)			Total (1)
Property/Market - Submarket	Book Value	Square Feet (2)	Cost per Square Foot	Book Value	Square Feet (2)	Cost per Square Foot	Book Value	Square Feet (2)	Cost per Square Foot
Greater Boston:
Alexandria Center at Kendall Square-Residential - Cambridge/Inner Suburbs	$1,582	78,000	$20	$3,413	150,000	$23	$4,995	228,000	$22
Alexandria Center at Kendall Square-Lab/Office - Cambridge/Inner Suburbs	251,874	974,264	259	–	–	–	251,874	974,264	259
Subtotal - Alexandria Center at Kendall Square	253,456	1,052,264	241	3,413	150,000	23	256,869	1,202,264	214
Technology Square - Cambridge/Inner Suburbs	–	–	–	7,803	100,000	78	7,803	100,000	78
Greater Boston	$253,456	1,052,264	$241	$11,216	250,000	$45	$264,672	1,302,264	$203

San Francisco Bay Area:
Owens Street - Mission Bay	$–	–	$–	$27,762	290,059	$96	$27,762	290,059	$96
Grand Ave - South San Francisco	–	–	–	42,853	397,132	108	42,853	397,132	108
Rozzi/Eccles - South San Francisco	–	–	$–	72,879	514,307	142	72,879	514,307	142
San Francisco Bay Area	$–	–	$–	$143,494	1,201,498	$119	$143,494	1,201,498	$119

San Diego:
Science Park Road - Torrey Pines	$16,298	176,500	$92	$–	–	$–	$16,298	176,500	$92
5200 Illumina Way - University Town Center	14,298	392,983	36	–	–	–	14,298	392,983	36
10300 Campus Point - University Town Center	3,857	140,000	28	–	–	–	3,857	140,000	28
Executive Drive - University Town Center	3,919	49,920	79	–	–	–	3,919	49,920	78
San Diego	$38,372	759,403	$51	$–	–	$–	$38,372	759,403	$51

Suburban Washington D.C.:
Medical Center Drive - Rockville	$–	–	$–	$7,548	292,000	$26	$7,548	292,000	$26
Research Boulevard - Rockville	–	–	–	6,698	347,000	19	6,698	347,000	19
Firstfield Road - Gaithersburg	–	–	–	4,052	95,000	43	4,052	95,000	43
Freedom Center Drive and Pyramid Place - Virginia	–	–	–	11,791	424,905	28	11,791	424,905	28
Suburban Washington D.C.	$–	–	$–	$30,089	1,158,905	$26	$30,089	1,158,905	$26

Seattle:
Dexter/Terry Ave - Lake Union	$–	–	$–	$18,747	232,300	$81	$18,747	232,300	$81
Eastlake Ave - Lake Union	13,472	106,000	127	15,241	160,266	95	28,713	266,266	108
Seattle	$13,472	106,000	$127	$33,988	392,566	$87	$47,460	498,566	$95

Other Markets	$–	–	$–	$20,146	789,212	$26	$20,146	789,212	$26

Future value-added projects in North America	$305,300	1,917,667	$159	$238,933	3,792,181	$63	$544,233	5,709,848	$95

(1)             In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 rentable square feet in Alexandria CenterTM for Life Science - New York City related to an option under our ground lease. Also, our asset base contains additional embedded development opportunities aggregating approximately 644,000 rentable square feet which represents additional development and expansion rights related to existing rental properties. The 644,000 rentable square feet related to these additional development opportunities was previously included in land held for future development.

(2)             Square feet amounts are updated as necessary to reflect refinement of design of each building.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	38

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects in North America

Future Redevelopment Projects in North America

March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

Future Redevelopment (1)
Market - Submarket	Square Feet

Greater Boston	109,457

San Francisco Bay Area – South San Francisco	40,314

San Diego	87,488

Suburban Washington, D.C.	490,000

Seattle	14,914

Other markets	94,211

Total future redevelopment in North America	836,384

(1)             Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	39

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate Investment in Asia
March 31, 2013

(Dollars in thousands, except per square foot amounts)

(Unaudited)

Property listing

								Occupancy Percentage
	Rentable Square Feet				Number of	Annualized			Operating and
Country	Operating	Development	Redevelopment	Total	Properties	Base Rent		Operating	Redevelopment
China
China	299,484	–	–	299,484	1	$449	(1)	46.7%	46.7%
China	–	309,476	–	309,476	1	–		N/A	N/A
Total China	299,484	309,476	–	608,960	2	$449		46.7%	46.7%

India
India	33,698	–	–	33,698	1	$219		41.7%	41.7%
India	143,260	–	–	143,260	1	2,258		86.5	86.5
India	–	134,500	–	134,500	1	–		N/A	N/A
India	–	175,000	–	175,000	1	–		N/A	N/A
India	41,345	–	54,483	95,828	1	500		100.0	43.1
India	–	–	44,660	44,660	1	–		N/A	–
India	86,200	–	–	86,200	1	911		100.0	100.0
Total India	304,503	309,500	99,413	713,146	7	$3,888		87.2%	65.8%
Total Asia	603,987	618,976	99,413	1,322,106	9	$4,337		67.1%	57.7%

(1)             Represents annualized base rent for non-laboratory use.

Summary of investments in real estate

	March 31, 2013			December 31, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,352	299,484	$71	$21,456	299,484	$72
Rental properties, net, in India	35,337	304,503	116	32,391	288,178	112

CIP/current value-added projects:
Active development in China	58,500	309,476	189	57,305	309,476	185
Active development in India	29,713	309,500	96	30,008	309,500	97
Active redevelopment projects in India	13,144	99,143	133	14,289	115,468	124
	101,357	718,119	141	101,602	734,444	138

Land held for future development/land undergoing preconstruction activities (additional CIP) – India	83,735	6,829,000	12	82,314	6,829,000	12
Total investments in real estate, net, in Asia	$241,781	8,151,106	$30	$237,763	8,151,106	$29

Active development and redevelopment

	Project RSF			Leased Status RSF					Investment
	In							Leased/	March 31, 2013		To Complete		Total at
Description	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating %	In Service	CIP	2013	Thereafter	Completion (1)
China development project	–	309,476	309,476	–	–	309,476	309,476	–%	$–	$58,500	$4,016	$19,784	$82,300
India development projects	–	309,500	309,500	175,000	–	134,500	309,500	57%	–	29,713	18,702	3,370	51,785
India redevelopment projects	41,345	99,143	140,488	54,960	6,400	79,128	140,488	44%	4,484	13,144	5,081	–	22,709
Total active development and redevelopment in Asia	41,345	718,119	759,464						$4,484	$101,357	$27,799	$23,154	$156,794

(1)             Our estimates for total costs at completion represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or earlier if there are significant changes to the expected project costs.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	40

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

March 31, 2013

(Unaudited)

Net Debt/Adjusted EBITDA	Fixed Charge Coverage Ratio

Net Debt to Gross Assets (Excluding Cash and Restricted Cash)	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

(1)             Periods represent quarter annualized metrics.  We believe key credit metrics for the three months ended March 31, 2013, annualized, reflect the completion of many development and redevelopment projects and are indicative of the Company’s current operating trends.

(2)             Lease commencements after October 1, 2012, at our encumbered properties, including 400 Technology Square, 9800 Medical Center Drive, and 259 East Grand Avenue, resulted in a decrease in our ratio of unencumbered NOI as a percentage of total NOI.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	41

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
March 31, 2013
(Dollars in thousands)

(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (Years)
Secured notes payable (2)	$620,076	$110,638	$730,714	22.9%	5.56%	2.8
Unsecured senior notes payable (2)	549,816	–	549,816	17.3	4.61	9.0
Unsecured senior line of credit (3)	–	554,000	554,000	17.4	1.40	4.1
2016 Unsecured Senior Bank Term Loan (4)	750,000	–	750,000	23.6	2.39	3.3
2017 Unsecured Senior Bank Term Loan (5)	250,000	350,000	600,000	18.8	3.68	3.8
Total debt	$2,169,892	$1,014,638	$3,184,530	100.0%	3.57%	4.4
Percentage of total debt	68%	32%	100%

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents amounts net of unamortized premiums/discounts.

(3)             Total commitments available for borrowing aggregate $1.5 billion under our unsecured senior line of credit.  As of March 31, 2013, we had approximately $0.9 billion available for borrowings under our unsecured senior line of credit.  Weighted average remaining term assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(4)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(5)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

Debt maturities

Debt	Stated Rate	Effective Interest Rate (1)	Maturity Date		2013	2014	2015	2016	2017	Thereafter	Total
Secured notes payable
Suburban Washington, D.C.	6.36%	6.36%	9/1/13		$25,946	$–	$–	$–	$–	$–	$25,946
Greater Boston	5.26	5.59	4/1/14		2,898	208,683	–	–	–	–	211,581
Suburban Washington, D.C.	2.19	2.19	4/20/14		–	76,000	–	–	–	–	76,000
San Diego	6.05	4.88	7/1/14		95	6,458	–	–	–	–	6,553
San Diego	5.39	4.00	11/1/14		119	7,495	–	–	–	–	7,614
Seattle	6.00 (2)	6.00	11/18/14		180	240	–	–	–	–	420
Suburban Washington, D.C.	5.64	4.50	6/1/15		87	138	5,788	–	–	–	6,013
San Francisco Bay Area	LIBOR+1.50	1.74	7/1/15	(3)	–	–	34,218	–	–	–	34,218
Greater Boston, San Francisco Bay Area, and San Diego	5.73	5.73	1/1/16		1,205	1,713	1,816	75,501	–	–	80,235
Greater Boston, San Diego, and Greater NYC	5.82	5.82	4/1/16		657	931	988	29,389	–	–	31,965
San Francisco Bay Area	6.35	6.35	8/1/16		1,734	2,487	2,652	126,715	–	–	133,588
San Diego, Suburban Washington, D.C., and Seattle	7.75	7.75	4/1/20		1,018	1,453	1,570	1,696	1,832	108,469	116,038
San Francisco Bay Area	6.50	6.50	6/1/37		16	17	18	19	20	773	863
Average/Total	5.50%	5.56			33,955	305,615	47,050	233,320	1,852	109,242	731,034

$1.5 billion unsecured senior line of credit	LIBOR+1.20% (4)	1.40	4/30/17	(5)	–	–	–	–	554,000	–	554,000

2016 Unsecured Senior Bank Term Loan	LIBOR+1.75%	2.39	6/30/16	(6)	–	–	–	750,000	–	–	750,000
2017 Unsecured Senior Bank Term Loan	LIBOR+1.50%	3.68	1/31/17	(7)	–	–	–	–	600,000	–	600,000

Unsecured senior notes payable (8)	4.60%	4.61	4/1/22		–	250	–	–	–	550,000	550,250
Average/Subtotal		3.57			33,955	305,865	47,050	983,320	1,155,852	659,242	3,185,284
Unamortized discounts		–			(350)	(78)	(12)	(44)	(47)	(223)	(754)
Average/Total		3.57%			$33,605	$305,787	$47,038	$983,276	$1,155,805	$659,019	$3,184,530

Balloon payments					$25,757	$297,330	$39,946	$980,029	$1,154,000	$653,791	$3,150,853
Principal amortization					7,848	8,457	7,092	3,247	1,805	5,228	33,677
Total consolidated debt					$33,605	$305,787	$47,038	$983,276	$1,155,805	$659,019	$3,184,530

Fixed rate/hedged variable rate debt					$33,425	$229,547	$12,820	$983,276	$251,805	$659,019	$2,169,892
Unhedged variable rate debt					180	76,240	34,218	–	904,000	–	1,014,638
Total consolidated debt					$33,605	$305,787	$47,038	$983,276	$1,155,805	$659,019	$3,184,530

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents a loan assumed with the acquisition of a property.  The interest rate is based upon 10-year U.S. treasury bills plus 3%, with a floor of 6% and a ceiling of 8.5%.

(3)             We have two, one year options to extend the stated maturity date of July 1, 2015, to July 1, 2017.

(4)             In addition to the stated rate, we are subject to an annual facility fee of 0.25%.

(5)             Assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(6)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(7)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

(8)             Includes $550.0 million of our 4.60% unsecured senior notes payable due in April 2022, and $250,000 of our 8.00% unsecured senior convertible notes payable with a maturity date of April 15, 2014.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	42

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
March 31, 2013
(Dollars in thousands)

(Unaudited)

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual (1)	Requirement	Actual (1)
Total Debt to Total Assets (2)	< 60%	40%	< 60.0% (3)	38%

Consolidated EBITDA to Interest Expense (4)	> 1.5x	5.6x	> 1.50x	2.5x

Unencumbered Total Asset Value to Unsecured Debt	> 150%	246%	N/A	N/A

Secured Debt to Total Assets (5)	< 40%	9%	< 40.0% (3)	9%

Unsecured Leverage Ratio	N/A	N/A	< 60.0% (3)	44%

Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	6.8x

(1)             Actual covenants are calculated pursuant to the specific terms of each agreement.

(2)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Leverage Ratio.

(3)             These ratios may increase by an additional 5% in connection with a Material Acquisition, as defined, for up to four quarters.

(4)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Fixed Charge Coverage Ratio.

(5)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Secured Debt Ratio.

Summary of interest rate swap agreements

			Interest Pay	Fair Value as of	Notional Amount in Effect as of
Transaction Date	Effective Date	Termination Date	Rate (1)	March 31, 2013 (2)	March 31, 2013	December 31, 2013
December 2006	December 29, 2006	March 31, 2014	4.990%	$(2,398)	$50,000	$50,000
October 2007	October 31, 2007	September 30, 2013	4.642%	(1,120)	50,000	–
December 2006	November 30, 2009	March 31, 2014	5.015%	(3,616)	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023%	(3,622)	75,000	75,000
December 2011	December 31, 2012	December 31, 2013	0.640%	(791)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640%	(791)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(399)	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(399)	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977%	(1,676)	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976%	(1,674)	–	250,000
Total				$(16,486)	$1,000,000	$700,000

(1)             In addition to the interest pay rate, borrowings outstanding under our unsecured senior line of credit and unsecured senior bank term loans include an applicable margin currently ranging from 1.20% to 1.75%.

(2)             Includes accrued interest and credit valuation adjustment.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	43

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2013

(Dollars in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) and Adjusted EBITDA margins to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  We believe Adjusted EBITDA and Adjusted EBITDA margins provide investors relevant and useful information because they permit investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to share -based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as measures of our performance.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income	$30,237	$28,807	$18,305	$25,641	$32,775
Interest expense – continuing operations	18,020	17,941	17,092	17,922	16,226
Interest expense – discontinued operations	–	–	2	–	1
Depreciation and amortization – continuing operations	46,065	47,515	46,584	50,741	41,786
Depreciation and amortization – discontinued operations	930	557	1,589	1,614	1,619
EBITDA	95,252	94,820	83,572	95,918	92,407
Stock compensation expense	3,349	3,748	3,845	3,274	3,293
Loss on early extinguishment of debt	–	–	–	1,602	623
Loss (gain) on sale of real estate	340	–	(1,562)	(2)	–
Gain on sale of land parcel	–	–	–	–	(1,864)
Impairment of real estate	–	1,601	9,799	–	–
Impairment of land parcel	–	2,050	–	–	–
Adjusted EBITDA	$98,941	$102,219	$95,654	$100,792	$94,459

Total revenues	$150,380	$151,554	$142,850	$145,593	$135,711
Adjusted EBITDA margins	66%	67%	67%	69%	70%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to share -based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	44

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2013

(Unaudited)

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added development and redevelopment projects.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.  We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment projects.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-revenue-enhancing capital expenditures, and tenant improvements.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	45

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2013

(Dollars in thousands)

(Unaudited)

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margins

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and dividends on preferred stock.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Adjusted EBITDA	$98,941	$102,219	$95,654	$100,792	$94,459

Interest expense – continuing operations	18,020	17,941	17,092	17,922	16,226
Interest expense – discontinued operations	–	–	2	–	1
Add: capitalized interest	14,021	14,897	16,763	15,825	15,266
Less: amortized loan fees	(2,386)	(2,505)	(2,470)	(2,214)	(2,643)
Less: amortization of debt premium/discounts	(115)	(110)	(112)	(110)	(179)
Cash interest	29,540	30,223	31,275	31,423	28,671
Dividends on preferred stock	6,471	6,471	6,471	6,903	7,483
Fixed charges	$36,011	$36,694	$37,746	$38,326	$36,154

Fixed charge coverage ratio – quarter annualized	2.7x	2.8x	2.5x	2.6x	2.6x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.6x	2.6x	2.7x	2.7x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective client tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The largest project included in land undergoing preconstruction consists of substantially all of our 1.2 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space), classified as rental properties, representing square feet for future conversion into life science laboratory space through redevelopment.  These spaces are currently classified in investments in real estate, net, in the condensed consolidated balance sheets.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	46

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2013

(Dollars in thousands)

(Unaudited)

Gross assets (excluding cash and restricted cash)

Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield - cash

Initial Stabilized Yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property at stabilization.  Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  Our cash rents related to our value-added projects are expected to increase over time and our average stabilized cash yields are expected, in general, to be greater than our Initial Stabilized Yields.  Our Initial Stabilized Yield excludes the impact of leverage.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest.  This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Adjusted EBITDA	$98,941	$102,219	$95,654	$100,792	$94,459
Cash interest	29,540	30,223	31,275	31,423	28,671

Interest coverage ratio – quarter annualized	3.3x	3.4x	3.1x	3.2x	3.3x
Interest coverage ratio – trailing 12 months	3.2x	3.2x	3.2x	3.3x	3.4x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

NOI

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”), and total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	47

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2013

(Dollars in thousands)

(Unaudited)

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered NOI for periods prior to the three months ended March 31, 2013, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Unencumbered net operating income	$71,402	$74,680	$71,349	$74,823	$66,199
Encumbered net operating income	33,754	30,698	27,298	28,668	29,059
Total net operating income	$105,156	$105,378	$98,647	$103,491	$95,258

Unencumbered net operating income as a percentage of total net operating income	68%	71%	72%	72%	69%

Unlevered IRR

We believe Unlevered IRR is a useful supplemental performance measure used by investors to evaluate the performance of a specific real estate investment.  Unlevered IRR is the annualized implied discount rate calculated from the cash flows of a real estate asset over the holding period for such asset.  Unlevered IRR represents the return that equates the present value of all capital invested in a real estate asset to the present value of all cash flows generated by that real estate asset, or the discount rate that provides a net present value of all cash flows related to a real estate asset to zero. Unlevered IRR is calculated based upon the actual timing of cash flows, including among others i) the initial cash purchase price; ii) cash NOI (GAAP NOI excluding the impact of straight-line rents); iii) capital expenditures; iv) leasing costs, and v) the net sales proceeds of each respective real estate asset.  Losses incurred upon sale or non-cash impairment charges recognized during our ownership period are reflected in the unlevered IRR through the net sales proceeds of each real estate asset.  The calculation of Unlevered IRR does not include general and administrative costs of the Company or interest expense related to the Company’s financing costs, because they are not directly related or attributable to the operations of the real estate asset.

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares represent the weighted average of common shares outstanding during the period.  The following calculation of weighted average shares was applied to arrive at FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	63,161,319	63,091,781	62,364,210	61,663,367	61,507,807
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,146	6,146	6,087	6,087	6,087
Dilutive effect of stock options	–	–	–	173	1,160
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	63,167,465	63,097,927	62,370,297	61,669,627	61,515,054

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	48